SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


Date  of Report (Date of earliest event reported):  November  24, 1997


                  FiberNet Telecom Group, Inc.
     (Exact name of registrant as specified in its charter)



     Nevada                      33-7841                           13-3859938
     State of                  Commission File                   IRS Employer
    Incorporation                   No.                    Identification No.



                 121 Erie Canal Drive, Suite A
                    Rochester, New York 14626
             Address of principal executive offices




Registrant's telephone number:          (716) 225-0440


                  DESERT NATIVE DESIGNS, INC.
                          Former Name


       1391 Luckspring Drive, Salt Lake City, Utah 84106
                        (Former Address)

Item 1.   Changes in Control of Registrant.

       Effective November 24, 1997, the registrant issued 11,500,000 shares of restricted common stock, after given effect to 3.5 to 1 forward stock split, and 80,000 shares of Series B Voting Preferred Stock to the three stockholders of FiberNet Telecom, Inc., a private Delaware corporation (hereafter referred to as "FiberNet"). Three new individuals were also appointed to serve on the registrant's board of directors in the place of the resigning director. Current management of the registrant is now comprised of:

                        Common Shares
                        Beneficially
                        Owned Following     Percent
Name                    Acquisition         of Class     Positions Held

Santo Petrocelli, Sr.   6,900,000(1)(2)       46%        Chairman of the
                                                         Board of Directors,
                                                         President, Chief
                                                         Executive Officer
                                                         and Director

Lawrence S. Polan         575,000(1)(3)        3.8%      Vice President,
                                                         Secretary-Treasurer,
                                                         Chief Financial
                                                         Officer and Director

John J. Marchaesi              -0-            -0-        Vice President -
                                                         Administration
                                                         and Director

All Directors as a      7,425,000(1)          49.8%
group (3 persons)

            (1)  The shares beneficially owned by these persons are
     held   of   record   by  private  corporations   controlled,
     respectively, by the individual shareholders named herein.

            (2)  Mr. Petrocelli also owns 48,000 shares of Series B
     Preferred Stock (out of 80,000 outstanding shares), each share of which is entitled to 100 votes on all matters voted
     upon   by  common  shareholders  of  the  registrant.    Mr.
     Petrocelli also owns options to purchase 190,000 shares of the registrant's common stock during the next five years at $1.95 per share pursuant to the registrant's Incentive Stock Option Plan.

           (3) Mr. Polan also owns 4,000 shares of Series B Preferred Stock and options to purchase 190,000 shares of the registrant's common stock during the next five years at $1.95 per share pursuant to the registrant's Incentive Stock Option Plan.

           (4)   Mr.  Marchaesi owns options to  purchase  30,000
     shares of the registrant's common stock during the next five years at $1.95 per share pursuant to the registrant's
     Incentive Stock Option Plan.

      One other shareholder of FiberNet, not referred to above, was issued in the acquisition, 4,025,000 shares of common stock (26.8%) and 28,000 shares of Series B Voting Preferred Stock. This shareholder, Joseph A. Tortoretti, also owns options to purchase 190,000 shares of the registrant's common stock during the next five years at $1.95 per share pursuant to the registrant's Incentive Stock Option Plan.

      This change in control was the result of the acquisition of FiberNet, as a wholly-owned subsidiary of the registrant. As a part of the acquisition, the previous sole officer and director resigned and the above-named persons were appointed in her place. Also, the registrant's corporate offices were changed to the offices of FiberNet in Rochester, New York.

     The registrant issued 11,500,000 shares of restricted common stock to the stockholders of FiberNet in the acquisition. The 11,500,000 shares represents 77% of the 15,000,000 shares of common stock outstanding immediately after the acquisition. The registrant also issued to the shareholders of FiberNet 80,000 shares of Series B Voting Preferred Stock, entitled to 100 votes per share, which gives these three shareholders 81% voting control of the registrant.

      The consideration received by the registrant for the issuance of its common and Series B Voting Preferred shares was all of the shares of issued and outstanding common stock of FiberNet.

Item 2.   Acquisition or Disposition of Assets.

      As mentioned in Item 1. above, the registrant issued 11,500,000 shares of restricted common stock and 80,000 shares of Series B Voting Preferred Stock to the three shareholders of FiberNet, effective as of November 24, 1997, in the acquisition of all of the issued and outstanding common stock of FiberNet, a privately-held Delaware corporation.

     The consideration given by the registrant in the form of its shares of capital stock was determined in arms-length negotiations between management and stockholders of the registrant or it agents and the stockholders of FiberNet. None of the stockholders or management of FiberNet were previously affiliated with the registrant in any manner. The principal basis used in the negotiations to determine the number of shares of common and preferred stock to be issued by the registrant was the percentage of outstanding common stock and voting control stock which would be owned by the new control group after the issuance thereof rather than any traditional valuation formulas.

      A business description of FiberNet and its two controlled subsidiaries is attached hereto as an exhibit.

Item 5.   Other Events.

      As an essential part of the acquisition of FiberNet the following additional matters were effectuated on November 24, 1997:

      1. A forward stock split of the outstanding shares of common stock of the registrant increasing said shares from 1,000,000 to 3,500,000 shares;

      2. The private sale by the registrant of 1,000,000 shares of 6% Series A Convertible Cumulative preferred Stock at $5.125 per share for gross proceeds of $5,125,000. These shares are convertible on a share for share basis to common stock at the option of the holder or the registrant after February 24, 1998;

     3. Amendment to the registrant's articles of incorporation to change its name to FiberNet Telecom Group, Inc.;

      4. The filing of Certificates of Designation with the Secretary of State of Nevada to create the Series B Voting and 6%
Series A Preferred Stock.

       5. The registrant received for cancellation, as a contribution to capital, 462,850 Series A and 462,850 Series B Warrants and notified the balance of the warrantholders that the remaining Series A and Series B Warrants would be redeemed effective December 8, 1997.

      6. The registrant adopted a stock option plan in order to retain and attract qualified employees and consultants. 1,500,000 shares are authorized for issuance under the plan. Options covering 600,000 shares, exercisable at $1.95 for five years, have been granted to the three members of management and one other employee of the registrant.

     All of these matters were approved by the board of directors of the registrant and by written consent of shareholders owning
92.6%  of  the registrant's outstanding common stock on  November
14, 1997.

Item 7.   Financial Statements and Exhibits.

          (a)  Financial statements of businesses acquired.

                (1) June 30, 1997 unaudited financial statements of FiberNet are attached hereto as Schedule 1.

                Registrant hereby undertakes to file audited financial statements of FiberNet for its fiscal years ended June 30, 1997 and 1996, within sixty days of the date this report was required to be filed, as an amendment hereto.

          (b)  Pro forma Financial information.

                 An   unaudited  Pro  Forma  combined   financial
          statement for the registrant giving effect to the acquisition of FiberNet is attached hereto as Schedule
          2.

          (c)    Exhibits.   The  following  exhibits  are  filed
          herewith.

                     (A)   Agreement  and Plan of  Reorganization
	                   dated  effective  as  of November  24,
			   1997  with exhibits.

                     (B)   Business description of FiberNet.

                     (C)   Amendment to Articles of Incorporation
		           of the Registrant.

                     (D)   Certificates  of Designation  creating
		           Series A and Series B Preferred Stock.



                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   FIBERNET TELECOM GROUP, INC.



Date:  November 26, 1997           By:    /s/ Lawrence S. Polan
                                     Lawrence S. Polan, Secretary

                 SCHEDULE 1
                ____________





            Unaudited June 30, 1997

       Financial Statements of FiberNet Telecom, Inc.

         FIBERNET TELECOM INC. AND AFFILIATED ENTITIES
                 (A DEVELOPMENT STAGE COMPANY)

                     COMBINED BALANCE SHEET

                            JUNE 30, 1997
                             (Unaudited)



                          A S S E T S

Current Assets:
  Cash                                                $    1,652
  Prepaid expenses                                         1,067
						       _________
   Total current assets                                    2,719

Deferred commitment fee                                   99,000
Security deposits                                            800
						       _________
                                                      $  102,519
						       _________



              LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued expenses
                                                      $  338,480
Equity:
  Capital contributed
                                        147,100
    Deficit accumulated                (383,061)        (235,961)
                                      _________        _________
                                                      $  102,519
                                                       _________

         FIBERNET TELECOM INC. AND AFFILIATED ENTITIES
                 (A DEVELOPMENT STAGE COMPANY)

   COMBINED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

               ACCUMULATED DURING THE DEVELOPMENT STAGE
                          (Unaudited)


                                       For The          Inception
                                      Year Ended           To
                                    June 30, 1997     June 30, 1997
			           _______________   _______________
Expenses
 Salaries                               $   27,500        $   27,500
 Employee welfare                            6,589             6,589
 Consultants                               178,250           178,970
 Travel and auto                            14,045            19,686
 Business development expenses               5,000             5,000
 Rent                                        4,512             4,512
 Telephone                                   4,549             4,868
 Office expense                              8,382             8,562
 Legal and accounting                      119,857           120,872
 Taxes                                       2,009             2,998
 Miscellaneous                               2,981             3,504
 Net loss                                 (373,674)         (383,061)
					 _________         _________
 Accumulated deficit beginning            (  9,387)                -
					 _________         _________
 Accumulated deficit ending             $ (383,061)       $ (383,061)
                                         _________         _________


See accompanying Accountants' Review Report and Notes.

         FIBERNET TELECOM INC. AND AFFILIATED ENTITIES
                 (A DEVELOPMENT STAGE COMPANY)

                  STATEMENT OF CASH FLOWS
                          (Unaudited)

                                                  For The        Inception
                                                 Year Ended         To
                                               June 30, 1997   June 30, 1997
					       _____________   _____________
Cash Flows from Operating Activities:
Net loss                                          $ (373,674)     $ (383,061)
Adjustments to reconcile net loss to
net cash used by operating activities:
 Amortization of deferred expenses                    56,200          56,200
 Changes in operating assets and liabilities:
 Prepaid expenses                                   (  1,067)       (  1,067)
 Deferred expenses                                                  ( 56,200)
 Accounts payable and accrued expenses               239,072         239,480
						   _________       _________
   Net cash used by operating activities            ( 79,469)       (144,648)
						   _________       _________

Cash Flows from Investing Activities:
 Other assets                                       (    800)       (    800)
						   _________       _________
   Net cash used by investing activities            (    800)       (    800)
						   _________       _________

Cash Flows from Financing Activities:
 Capital Contribution                                 81,000         147,100
						   _________       _________
   Net cash provided by financing activities          81,000         147,100
						   _________       _________

Net increase in cash                                     731           1,652
Cash, beginning                                          921               -
						   _________       _________
Cash, ending                                      $    1,652      $    1,652
						   _________       _________




See accompanying Accountants' Review Report and Notes.

         FIBERNET TELECOM INC. AND AFFILIATED ENTITIES
                 (A DEVELOPMENT STAGE COMPANY)

              STATEMENT OF STOCKHOLDERS' EQUITY
                   INCEPTION TO JUNE 30, 1997
                          (Unaudited)

                                        Limited    C Corporation
                                       Liability       Common         Total
                                       Companies       Stock         Capital
				      ___________  ______________  __________
Fibernet Telecom Inc.:
  Authorized 1,000 shares
  to be issued
   June 30, 1995                                      $   60,000   $   60,000
   June 30, 1996                                           1,000        1,000
   June 30, 1997                                           7,100        7,100

Local Fiber, LLC:
   Class A:
   June 30, 1997                       $   43,050                      43,050
   Class B:
   June 30, 1997                           10,000                      10,000

Fibernet Equal Access, LLC:
   June 30, 1997                           25,950                      25,950
				      ___________  ______________  __________
Balance, June 30, 1997                 $   79,000      $   68,100  $  147,100
				      ___________  ______________  __________




See accompanying Accountants' Review Report and Notes.

         FIBERNET TELECOM INC. AND AFFILIATED ENTITIES
                (A DEVELOPMENT STAGE COMPANY)

            NOTES TO COMBINED FINANCIAL STATEMENTS
                         (Unaudited)


1.  Principal   Business  Activity  and  Significant   Accounting
    Policies

    Principal Business Activity:

    The group of entities (The Company), combined in the accompanying financial statements, develops and plans to operate telecommunication networks providing switched local telecommunications and switched data communication services to be marketed principally to the business community located in New York City and parts of New Jersey.

    Principles of Combination:

    The accompanying combined financial statements include the accounts of the following, all of which are under common control:

              Fibernet Telecom Inc.
              Local Fiber, LLC (Formed March 20, 1996, NY, NY)
              Fibernet  Equal Access, LLC (Formed  December  12,
              1996, NY, NY)

    The ownership of Local Fiber, LLC is divided into (a) three Class A Members owning 90% and entitled to two votes each, and (b) one Class B Member owning 10% and entitled to one vote. The Class A Members were required to make the $10,000 capital contribution for the Class B Member who was required, under the Operating Agreement, to grant a license to Local Fiber with respect to fiber optic cable (See Note 2.) The 10% ownership of Class B Member cannot be diluted until Local Fiber shall have completed a public offering. Under the terms of the Local Fiber operating agreement, no Class A or Class B Member has any personal liability for the obligations of Local Fiber and it has a fixed period of existence of twenty years.

    All material intercompany accounts and transactions have been eliminated in combination. Certain affiliates provide management services to the Company. (See Note 5.)

    Going Concern:

    The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the company as a going concern. However, since inception, the company has sustained substantial losses. In addition, the company has used substantial amounts of working capital in its operations. Further, at June 30, 1997, current liabilities exceed current assets by $335,761 and total liabilities exceed total assets by $235,961.

1.  Principal   Business  Activity  and  Significant   Accounting
    Policies (continued)

    In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the company, which in turn is dependent upon the company's ability to meet its financing requirements, and the success of its future operations. Management believes that actions presently being taken to revise the company's operating and financial requirements provide the opportunity for the company to continue as a going concern.

    Commitment Fees:

    Amortization of deferred commitment fees will be over the term of the related borrowings.

    Income Taxes:

    For  income tax purposes, Fibernet Telecom Inc. files as a  C
    Corporation, and Local Fiber, LLC and Fibernet Equal  Access,
    LLC file as partnerships.

    Use of Estimates:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. In these financial statements, assets, liabilities involve extensive reliance on management's estimates. Actual results could differ from those estimates.

2.  Intangibles

    Network License:

    Local Fiber, LLC, has been licensed for an exclusive use of up to eight fiber optic strands on the existing fiber optic cable network in New York City and New Jersey granted by one of its members. The initial term of the license is July 1, 1996 - December 20, 2008. The Company has an option to extend the term of the license for fifteen years at no cost. The Company is responsible for ongoing franchise fees, taxes and other expenses incurred in connection with its license. Ownership of network construction undertaken by the Company will substantially vest to the licensor. The grant of the right to use the fiber optic cable and the continuation of such right is subject to Local Fiber having arranged for $2,000,000 in financing by December 31, 1997. The License terminates in the event Local Fiber is dissolved, involved in an act of bankruptcy, the appointment of a receiver (or similar custodian) or becomes insolvent.

3.  Income taxes

    Fibernet Telecom Inc., a C Corporation, has net operating loss carryforwards available to offset future taxable income of approximately $235,000. The tax benefit of the net operating loss, a deferred tax asset of $87,000, is offset by a valuation allowance of $87,000.


4.  Warrants

    Fibernet  Equal  Access, LLC, has issued a  warrant  for  the purchase of up to 10% of its membership interest. The warrant's exercise price is $25 per unit, subject to certain terms and conditions, and with an exercise period of three years from August 7, 1997.

    Warrants - to be Issued:

    Local Fiber Access, LLC, and Fibernet Equal Access, LLC, have each granted warrants for the acquisition of a 5% interest, subject to closings on each respective Credit Facility. (See notes 6 and 7.) These warrants will expire on December 31, 2004 or three years after final repayment of the Credit Facility, whichever is later. The warrants contain full anti-dilution provisions, and equalization provisions. The Company has the right to reacquire the warrants through December 31, 2000 pursuant to certain agreed upon values.


5.  Related Party Transactions

    The Company is obligated for payment of monthly management fees for services rendered by two of its unconsolidated affiliates. Management, marketing and administrative services are provided. During the year, $60,000 was paid for services rendered and, in addition, $60,000 has been accrued for unpaid services.

6.       Commitments and Contingencies

    Credit Facilities:

    On June 16, 1997, Local Fiber, LLC, obtained a Credit Facility commitment for project financing in connection with the purchase and installation of a digital fiberoptic network for multi-media services in New York City. The availability of this Credit Facility is subject to certain conditions precedent among which is the condition that the Company's shareholders commit to fund $1,000,000 of capital. The Credit Facility provides up to $9,300,000 for project costs and up to $600,000 for capitalized interest. Interest will be calculated based on the rate for 90-day commercial paper plus 525 basis points. Borrowings will be repaid over 60 months. The lender will have a first priority security interest on the Company's assets, revenues, present and future real property, personal property and intangibles. A commitment fee of 1%, or $99,000 will be due on acceptance of the Credit Facility commitment in addition to standby fees and reasonable expenses incurred by the lender. In consideration of closing on the Credit Facility, the lender will be issued warrants for the purchase of a 5% interest in Local Fiber, LLC.


    Building Access License:

    Fibernet Equal Access, LLC, has obtained licenses to construct and exclusively operate and maintain telecommunication distribution systems within certain commercial real estate. The term of the licenses is for ten years. License fees are payable based on 14% of gross revenues received from customers using the systems.

    Leases:

    The Company leases its office facilities on a month to month basis requiring $800 per month rent.

7.  Subsequent Events

    Credit Facility:

    On August 1, 1997, Fibernet Equal Access, LLC, obtained a Credit Facility commitment for project financing in connection with the purchase and installation of a digital local and long distance in-building fiber distribution platform. The Credit Facility provides up to $3,000,000 for project costs and up to $125,000 for capitalized interest. Interest will be calculated based on the rate for 90-day Libor rate plus 520 basis points. Borrowings will be repaid over 60 months. The lender will have a first priority security interest on the Company's assets, revenues, present and future real property, personal property and intangibles. A commitment fee of 1% will be due on acceptance of the Credit Facility commitment in addition to standby fees and reasonable expenses incurred by the lender. In consideration of closing on the Credit Facility, the lender will be issued warrants to acquire a 5% interest in Fibernet Equal Access, LLC. The availability of this Credit Facility is subject to certain conditions precedent among which is the condition that the Company's shareholders will have provided $1,000,000 of capital for working capital purposes.

    Office Lease:

    On August 22, 1997, the Company entered into a lease for office facilities with a seven month term, requiring monthly rent of $2,086 and additional charges for real estate taxes and common building expenses.

                  SCHEDULE 2
                  __________





    Unaudited Pro Forma Combined Financial Statements

                  FIBERNET TELECOM GROUP, INC.
                   AND FIBERNET TELECOM, INC.

        PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                           [Unaudited]





The following unaudited proforma condensed combined balance sheet aggregates the balance sheet of FiberNet Telecom Group, Inc. [formerly Desert Native Designs, Inc.] (a Nevada corporation) ("PARENT") as of September 30, 1997 and the combined balance sheet of FiberNet Telecom, Inc. (a Delaware corporation) ("SUBSIDIARY") as of June 30, 1997, accounting for the transaction as a recapitalization of SUBSIDIARY with the issuance of shares for the net assets of PARENT (a reverse acquisition) and using the assumptions described in the following notes, giving effect to the transaction, as if the transaction had occurred as of the end of the period. The transaction was completed as of November 24, 1997.

The following unaudited proforma condensed combined statement of operations combine the results of operations of PARENT for the nine months ended September 30, 1997 and the results of operations of SUBSIDIARY for the period ended June 30, 1997 (approximately nine months) as if the transaction had occurred as of the beginning of the period.

The proforma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of PARENT and SUBSIDIARY. These proforma financial statements are not necessarily indicative of the combined financial position had the acquisition occurred on the date indicated above, or the combined results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

                  FIBERNET TELECOM GROUP, INC.
                   AND FIBERNET TELECOM, INC.

            PROFORMA CONDENSED COMBINED BALANCE SHEET

                       SEPTEMBER 30, 1997

                             ASSETS

                           [Unaudited]





                     FiberNet Telcom	  FiberNet	Proforma
                       Group, Inc.	Telecom, Inc.	Increase     Proforma
                    September 30, 1997	June 30, 1996  (Decrease)    Combined
                      _____________     ____________   __________   _________
ASSETS:
                                                    [B]   (25,000)          -
	                                            [C]      (743)
 Cash                 $           3     $     1,652 [D]$5,100,000  $5,075,912

 Prepaid Expenses                 -   	      1,067             -       1,067
 Assets of discontinued
    operation		      3,920 		  - [G]	   (3,920)          -
 Organization costs, net        276   		  -             -         276
 Deferred Commitment fee       	  - 	     99,000   	        -      99,000
 Security deposits       	  -	        800 	        -         800
                      _____________     ____________   __________   _________
                      $	      4,199     $   102,519    $5,070,337  $5,177,055
		      _____________     ____________   ___________  _________






 See notes to Unaudited Proforma Condensed financial statements.

                  FIBERNET TELECOM GROUP, INC.
                   AND FIBERNET TELECOM, INC.


            PROFORMA CONDENSED COMBINED BALANCE SHEET

                       SEPTEMBER 30, 1997

               LIABILITIES AND SHAREHOLDERS EQUITY

                           [Unaudited]


                     FiberNet Telecom	  FiberNet
                       Group, Inc.	Telecom, Inc.	Proforma
                      September 30,	  June 30,	Increase     Proforma
                           1997		    1997       (Decrease)    Combined
                      _____________     ____________   __________   _________
LIABILITIES:
 Accounts payable and
   Accrued liabilities $        794     $   338,480 [G] $    (794)  $ 338,480

                                   		    [A]   235,961
 Investment in Subsidiary         -               - [E]  (235,961)          -
                      _____________     ____________   __________   _________
     Total Liabilities          794  	    338,480   	     (794)    338,480
                      _____________     ____________   __________   _________


STOCKHOLDERS' AND MEMBERS' EQUITY:
 Preferred Stock, $.001 par value,
   5,000,000 shares authorized
     Series A preferred stock,
       1,000,000 shares  issued   -       	 (-)[D]	    1,000       1,000
     Series B preferred stock,
       80,000 shares issued       -  		 (-)[A]	       80  	   80
 Common stock, $.001 par value
   50,000,000 shares authorized,
   15,000,000 shares issued and			    [A]	   11,500 	    -
   outstanding                1,000     	  - [C]	    2,500      15,000

		                                  - [A]	 (247,541)
                		                  - [C]	   (2,500)
		                                  - [C]	     (743)
		                                  - [D] 5,099,000
		                                  - [E]	  235,961
		                                  - [F]   (79,160)
 Additional paid-in capital  52,645   	    147,100 [G]       794   5,205,556

		                                  - [B]   (25,000)
	                                          - [G]    (3,920)
 Retained earnings(deficit) (50,240)	   (383,061)[F]	   79,160    (383,061)
                      _____________     ____________   __________   _________

     Total Stockholders'
        Equity		      3,405  	   (235,961)	5,071,131   4,838,575
                      _____________     ____________   __________   _________

                       $      4,199     $    102,519   $5,070,337  $5,177,055
	              _____________     ____________   __________   _________



 See notes to Unaudited Proforma Condensed financial statements.

                  FIBERNET TELECOM GROUP, INC.
                   AND FIBERNET TELECOM, INC.


       PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                           [Unaudited]




                     FiberNet Telecom	  FiberNet
                        Group, Inc.	Telecom, Inc.
                       For the nine	For the nine	Proforma
                       months ended	months ended	Increase     Proforma
                     September 30, 1997 June 30, 1997  (Decrease)    Combined
                      _____________     ____________   __________   _________

FEE REVENUE           $           -     $          -   $        -  $        -
                      _____________     ____________   __________   _________


EXPENSES:
 Operating, general and
   administrative expenses        -	     373,674            -     373,674
                      _____________     ____________   __________   _________

     Total costs and operating
       expenses                   - 	     373,674   		-     373,674
	              _____________     ____________   __________   _________

INCOME (LOSS) FROM
  CONTINUING OPERATIONS           -         (373,674)           -    (373,674)
	              _____________     ____________   __________   _________


DISCONTINUED OPERATIONS:
 (Loss) from operations of discontinued
   crafts operation          (6,234)       	   -  	        -      (6,234)
 Estimated loss on disposal of
   crafts operation          (2,201)               -            -      (2,201)
                      _____________     ____________   __________   _________


     Total Discontinued
	Operations  	     (8,435)		   -            -      (8,435)

                      _____________     ____________   __________   _________

NET INCOME (LOSS)     $      (8,435)    $   (373,674)  $        -   $(382,109)
	              _____________     ____________   __________   _________


NET LOSS PER COMMON SHARE:                                	    $    (.03)
		                                                    _________








 See notes to Unaudited Proforma Condensed financial statements.

                  FIBERNET TELECOM GROUP, INC.
                   AND FIBERNET TELECOM, INC.


    NOTES TO PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                           [Unaudited]

NOTE 1- FIBERNET TELECOM GROUP, INC.

     FiberNet   Telecom  Group,  Inc.  (formerly  Desert   Native
     Designs, Inc.) ["PARENT"], a Nevada corporation, was incorporated in 1995. PARENT was previously involved in producing and marketing crafts. The Company has discontinued its crafts business and completed the acquisition of FiberNet Telecom, Inc. on November 24, 1997.


NOTE 2 - FIBERNET TELECOM, INC.

     FiberNet Telecom, Inc. ("FiberNet") was formed in the state of Delaware and owns 90% of Local Fiber, LLC and 100% of FiberNet Equal Access, LLC. FiberNet, together with its two affiliated companys, is developing new ventures within the telecommunications industry. The Company is currently proposing to provide in-building fiber optic cables and local telephone services in metropolitan areas.

NOTE 3 - PROFORMA ADJUSTMENTS

     During November, 1997 PARENT entered into an acquisition agreement to acquire 100% of SUBSIDIARY through the issuance of 11,500,000 shares (post-split) of restricted common stock and 80,000 shares of Series B voting preferred stock to the stockholders of SUBSIDIARY in a transaction wherein SUBSIDIARY became a wholly owned subsidiary of PARENT. In connection with the acquisition which closed November 24, 1997, PARENT canceled 462,850 Series A Warrants and 462,850 Series B Warrants leaving an aggregate of 37,150 Series A Warrants and 37,150 Series B Warrants currently outstanding. The Company has also announced its intention to redeem the remaining warrants in accordance with the terms of the warrants. The Company also effected a 3.5 for 1 forward stock split of its common stock thus increasing its shares outstanding just prior to the acquisition from 1,000,000 to 3,500,000 shares. After the acquisition and stock split, there are 15,000,000 shares of common stock outstanding with approximately 23 % of those shares being held by former PARENT stockholders. As a condition of the acquisition, the Company sold 1,000,000 shares of Series A Convertible Cumulative Preferred Stock at $5.125 per share for gross proceeds of $5,125,000. There are also 80,000 shares of Series B Voting Preferred Stock outstanding, none of which is owned by former PARENT stockholders.

                  FIBERNET TELECOM GROUP, INC.
                   AND FIBERNET TELECOM, INC.


    NOTES TO PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                           [Unaudited]

NOTE 3 - PROFORMA ADJUSTMENTS  [Continued]

     Proforma adjustments on the attached financial statements include the following:

     [A]To   record  the  acquisition  of  SUBSIDIARY  by  PARENT
        through the issuance of 11,500,000 shares of common stock and 80,000 shares of Series B preferred stock. The ownership interests of the former owners of SUBSIDIARY in the combined enterprise are greater than the on-going shareholders of PARENT and accordingly, the management of SUBSIDIARY has assumed operating control of the combined enterprise. Consequently, the acquisition is accounted for as the recapitalization of SUBSIDIARY, wherein SUBSIDIARY purchased the assets (consisting primarily of cash) of PARENT and accounted for the transaction as a "reverse purchase" for accounting purposes.

     [B]The costs incurred in completing the reorganization have been charged to operations on the books of the PARENT.
        These costs ($25,000) consist primarily of legal and accounting fees.

     [C]To   reflect  a  3.5  for  1  forward  stock  split,  the
        cancellation of 462,850 Series A and 462,850 Series B Warrants, and the redemption of 37,150 Series A and 37,150 Series B Warrants at $.01 per warrant redeemed.

     [D]To  reflect  the  sale of 1,000,000 shares  of  Series  A
        Preferred Stock in a limited offering at $5.125 per share resulting in gross proceeds of $5,125,000. Costs of the offering (estimated at $25,000) have been recorded as a reduction to additional paid in capital.

     [E]To  eliminate  and  adjust shareholders  equity  for  the
        previous   equity   of   SUBSIDIARY   for   consolidation
        purposes.

     [F]To  eliminate  the accumulated deficit of PARENT  at  the
        date   of   acquisition  to  reflect  the   purchase   by
        SUBSIDIARY for accounting purposes.

     [G]To reflect the disposal of the assets of PARENT's discontinued crafts operations in lieu of salary and the payment of accounts payable by shareholders accounted for as additional paid in capital.

NOTE 4 - PROFORMA INCOME (LOSS) PER SHARE

     The income (loss) per share is computed based on the number of shares outstanding, after adjustment for shares issued in the acquisition, as though all shares issued in the acquisition had been outstanding from the beginning of the periods presented. The computation also reflects the 3.5 for 1 forward stock split.

                          EXHIBIT "A"


              AGREEMENT AND PLAN OF REORGANIZATION

                   Dated:  November 24, 1997

              AGREEMENT AND PLAN OF REORGANIZATION

                             AMONG

                  DESERT NATIVE DESIGNS, INC.,

                        D.N.D. SUB, INC.

                              AND

                     FIBERNET TELECOM, INC.

                       TABLE OF CONTENTS




     1.  Plan of Reorganization                                 1

     2.  Terms of Merger                                        2

     3.  Delivery of Shares                                     6

     4.  Representations of FiberNet                            6

     5.  Representations of DND, DND Sub and St.Clair           8

     6.  Closing                                               13

     7.  Conditions Precedent to the Obligations
         of FiberNet                                           13

     8.  Conditions Precedent to the Obligation of
         DND and DND Sub                                       15

     9.  Indemnification                                   	   16

    10.  Nature and Survival of Representations                16

    11.  Documents at Closing                                  17

    12.  Finder's Fees                                         18

    13.  Miscellaneous                                         18

Signature Page                                                 20

Exhibit A - Agreement of Merger
Exhibit B - FiberNet Shareholder Schedule
Exhibit C - Form of Certificates of Designation as to Series A
	      and Series B Preferred Stock
Exhibit D - Amendment to Articles of Incorporation of DND
Exhibit E - Investment Letter




                              (i)

              AGREEMENT AND PLAN OF REORGANIZATION


      This Agreement and Plan of Reorganization (hereinafter  the
"Agreement")  is entered into effective as of  this       day  of
November, 1997, by and among Desert Native Designs, Inc., a Nevada corporation (hereinafter "DND"); D.N.D. Sub, Inc., a newly-formed Delaware corporation and a wholly-owned subsidiary of DND (hereinafter "DND Sub"); Jody St. Clair, an individual and the sole officer and director of each of DND and DND Sub (hereinafter "St. Clair"); and FiberNet Telecom, Inc., a Delaware corporation (hereinafter "FiberNet").

                           RECITALS:

      WHEREAS, DND desires to acquire FiberNet through the merger of DND Sub with and into FiberNet, whereupon FiberNet shall become the surviving corporation of said merger and a wholly-owned subsidiary of DND (DND Sub and FiberNet are sometimes collectively hereinafter referred to as the "Constituent Corporations").

      WHEREAS, the boards of directors of DND and FiberNet, respectively, deem it advisable and in the best interests of such corporations and their respective shareholders that DND Sub merge with and into FiberNet pursuant to this Agreement and pursuant to the Agreement of Merger in the form attached hereto as Exhibit "A" and pursuant to applicable provisions of law (such transaction hereafter referred to as the "Merger").

     WHEREAS, DND Sub has an authorized capitalization consisting of 5,000 shares of no par value common stock, of which 1,000 shares shall be issued and outstanding and owned by DND as of the closing of the Merger; and FiberNet has an authorized capitalization consisting of 1,000 shares of common stock, $.01 par value ("FiberNet Common Stock"), of which 1,000 shares are issued and outstanding as of the date hereof. In connection with the Merger, each outstanding share of FiberNet Common Stock shall be converted into that number of validly issued, fully paid and nonassessable shares of DND Common Stock as is contemplated by the terms of this Agreement. All outstanding shares of FiberNet Common Stock are owned by the shareholders of FiberNet as set forth on the attached Exhibit "B" (hereafter "FiberNet Shareholders").

      NOW THEREFORE, for the mutual consideration set out herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

                           AGREEMENT

      1. Plan of Reorganization. DND Sub shall be merged with and into FiberNet, with FiberNet as the Surviving Corporation, upon the terms and conditions set forth herein. It is the intention of the parties hereto that this transaction qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

      2. Terms of Merger. In accordance with the provisions of this Agreement and the requirements of applicable law, DND Sub shall be merged with and into FiberNet as of the Effective Date (the terms "Closing" and "Effective Date" are defined in Section 6 hereof). FiberNet shall be the surviving corporation in the Merger (hereinafter sometimes the "Surviving Corporation") and the separate existence of DND Sub shall cease at the effective time of the Merger. Consummation of the Merger shall be upon the following terms and subject to the following conditions:

     (a)  Corporate Existence

           (1) At the Effective Date, the Surviving Corporation shall continue its corporate existence as a Delaware corporation  and  (i)  it  shall  thereupon  and  thereafter possess  all  rights,  privileges,  powers,  franchises  and property (real, personal and mixed) of each of the Constituent Corporations; (ii) all debts due to either of the Constituent Corporations, on whatever account, all causes in action and all other things belonging to either of the Constituent Corporations shall be taken and deemed to be transferred to and shall be vested in the Surviving Corporation by virtue of the Merger without further act or deed; and (iii) all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Effective Date, and all debts, liabilities and duties of the
     Constituent Corporations shall thenceforth attach to the Surviving Corporation.

           (2) At the Effective Date, (i) the Articles of Incorporation and the By-laws of the Surviving Corporation, as existing immediately prior to the Effective Date, shall be and remain the Articles of Incorporation and By-Laws of the Surviving Corporation; (ii) the members of the Board of Directors of the Surviving Corporation holding office immediately prior to the Effective Date shall remain as the members of the Board of Directors of the Surviving Corporation (if on or after the Effective Date a vacancy exists on the Board of Directors of the Surviving Corporation, such vacancy may thereafter be filled in a manner provided by applicable law and the By-laws of the Surviving Corporation); and (iii) until the Board of
     Directors of the Surviving Corporation shall otherwise determine, all persons who hold offices of the Surviving Corporation at the Effective Date shall continue to hold the same offices of the Surviving Corporation.

     (b)  Pre-Merger Events and Recapitalizations.

     The Closing is subject to the completion of the following:

           (1) At Closing, DND shall have authorized 50,000,000 shares of Common Stock $.001 par value per share (the "DND Common Stock") and 5,000,000 shares of preferred stock, $.001 par value per share. The preferred stock shall be subject to issuance in such series and with such rights, preferences and designations as determined in the sole discretion of the board of directors, except that 1,000,000 preferred shares shall be designated as Series A as described below in Section 2(b)(4), and 80,000 preferred shares shall be designated as Series B with the rights and preferences as set forth in the attached Exhibit "C".

           (2) DND shall have effectuated, prior to Closing, a forward stock split on a 3.5 to 1 basis of all outstanding DND Common Stock outstanding as of the date hereof (the "DND Forward Split") and DND shall have 3,500,000 shares of DND Common Stock issued and outstanding and no other shares of capital stock issued or outstanding immediately prior to Closing except as described herein

            (3)    DND   shall  demonstrate  to  the   reasonable
     satisfaction   of  FiberNet  that  it  has  no  liabilities,
     contingent or fixed.

           (4) DND shall have completed the sale of 1,000,000 shares of Series A Preferred Stock having the rights, preferences and designations as set forth on Exhibit "C", attached hereto, and shall have received $5,125,000 gross proceeds from the sale of Series A Preferred Stock. DND shall pay its expenses and fees incurred in connection with the Merger resulting in $5,075,000 in net proceeds to DND available in good funds at Closing.

           (5) The two principal shareholders of DND shall have canceled the outstanding Series A and Series B Warrants of DND held by them, namely warrants representing the right to purchase 925,700 shares of DND common stock without payment of any additional consideration. This cancellation will result in DND having 37,150 Series A Warrants and 37,150 Series B Warrants outstanding without giving effect to the DND Forward Stock Split. DND shall have redeemed the remaining outstanding Series A and Series B Warrants at a price of $.01 per warrant.

     (c)  Conversion of Securities.

           As of the Effective Date and without any action on the part of DND, DND Sub, FiberNet or the holders of any of the securities of any of these corporations each of the following shall occur:

          (1) Each one share of FiberNet Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into (i) 11,500 validly issued, fully paid and nonassessable shares of DND Common Stock (free and clear of any liens or restrictions except for those imposed by applicable securities laws), up to a maximum aggregate amount of 11,500,000 shares of DND Common Stock, and (ii) 80 validly issued, fully paid and nonassessable shares of DND Series B Voting Preferred Stock. All such shares of FiberNet Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 3 hereof, certificates evidencing such number of validly issued, fully paid and nonassessable shares of DND Common Stock and Series B Voting Preferred Stock into which such shares of FiberNet Common Stock were converted. The holders of such certificates previously evidencing shares of FiberNet Common Stock outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such shares of FiberNet Common Stock except as otherwise provided herein or by law;

           (2) Any shares of FiberNet Common Stock held in the treasury of FiberNet immediately prior to the Effective Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

           (3) Each share of capital stock of DND Sub issued and outstanding immediately prior to the Effective Date shall remain in existence as one share of common stock of the Surviving Corporation, all of which shall be owned by DND;

          (4) The 3,500,000 shares of DND Common Stock (adjusted to give effect to the DND Forward Split) previously issued and outstanding immediately prior to the Merger will remain outstanding so that after conversion of the FiberNet Common Stock in the Merger, DND shall have no more than 15,000,000 shares of DND Common Stock outstanding at Closing.

     (d)  Other Events.

           (1) On the Closing Date, DND shall file an amendment to its articles of incorporation with the Secretary of State of the State of Nevada in substantially the form attached hereto as Exhibit "D" effecting an amendment to its articles of incorporation to (i) change its corporate name to FiberNet Telecom Group, Inc. or a derivation thereof, and
     (ii) to give effect to the DND Forward Split.

           (2) DND, as of the date hereof, shall have received all requisite director and shareholder approval of the matters set forth herein.

     (e)  Other Matters.

          Prior to Closing:

           (1) Except as expressly permitted or contemplated by this Agreement, each of DND and DND Sub shall carry on its respective business in the usual, regular and ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organizations. Without limiting the generality of the foregoing, continuing until the earlier of the termination of this Agreement or the Effective Date, except as expressly permitted or contemplated by this Agreement, without the prior, express written consent of FiberNet, DND shall not, and shall not permit any of its subsidiaries to:

                     (i)   (x)  declare, set  aside  or  pay  any
          dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of DND or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares of other securities;

                     (ii)   issue,  deliver,  sell,  pledge   or
          otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

                     (iii)     amend    its   certificate    of
          incorporation,    by-laws   or   other    charter    or
          organizational documents;

                     (iv)   acquire  or agree to acquire  (x)  by
          merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any interest in any business or corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof, or (y) any assets that, individually or in the aggregate, are material to the Company and its subsidiaries taken as a whole;

                     (v)   sell,  lease,  license,  mortgage  or
          otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets, except, in any such case, in the ordinary course of business consistent with past practice;

                    (vi)  incur any indebtedness, make any loans,
          advances or capital contributions to, or investments in, any other person, other than to DND or any direct or indirect wholly owned subsidiary of DND;

                    (vii)  make or agree to make any new capital
          expenditure or capital expenditures;

                    (viii)   make any material tax  election  or
          settle or compromise any material tax liability or agree to an extension of any applicable statute of limitations;

                    (ix)  modify, amend or terminate any material
          contract or agreement to which DND or any subsidiary is a party or waive, release or assign any material rights or claims thereunder;

                    (x)   make  any  material  change  to   its
          accounting methods, principles or practices, except as may be required by law or by generally accepted accounting principles;

                    (xi)   settle or agree to a final settlement
          of   any   litigation  against  DND  or  any   of   its
          subsidiaries;

                    (xii)   enter into any contract or otherwise
          agree to incur any obligation that would bind DND or any of its subsidiaries to pay more than $1,000 in any individual case or be for a term of more than one year; or

                    (xiii)    authorize, commit or agree to take,
          any of the foregoing actions or any other actions which
          could   result   in   a  breach   of   any   of   DND's
          representations and warranties contained herein.

            (2) FiberNet shall have received all requisite director and shareholder approval of all matters set forth herein and no shareholder of FiberNet shall have exercised any dissenters rights under applicable corporate law.

     Subsequent to Closing:

           (1) FiberNet shall use its reasonable best efforts to obtain an unqualified audit report with respect to the FiberNet Financial Statements (as defined below) within sixty (60) days of the Closing.

           (2) DND shall file a Form 8-K in a timely manner to report closing the Merger.

     3. Delivery of Shares. On the Effective Date, the FiberNet Shareholders shall surrender to DND for cancellation certificates representing their shares of FiberNet Common Stock, against delivery of certificates representing the shares of DND Common Stock and Series B Voting Preferred Stock for which the shares of FiberNet Common Stock are to be converted in the Merger. Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Date, represented a FiberNet certificate shall be deemed for all corporate purposes to evidence ownership of the same number of shares of DND Common Stock into which the FiberNet certificate shall have been so converted.

     4. Representations of FiberNet. FiberNet hereby represents and warrants as follows, which warranties and representations shall also be true as of the Effective Date:

           (a)   Except  as  noted on Exhibit "B",  the  FiberNet
Shareholders listed on the attached Exhibit "B" are the sole owners of record and beneficially of the issued and outstanding
FiberNet Common Stock.

            (b)   The  FiberNet  Common  Stock  constitutes  duly
     authorized,  validly  issued  shares  of  common  stock   of
     FiberNet, fully paid and nonassessable and are the only capital shares of FiberNet authorized or outstanding.

           (c) The FiberNet unaudited financial statements as of June 30, 1997, which have been delivered to DND (hereinafter referred to as the "FiberNet Financial Statements") fairly present the financial condition of FiberNet as of the dates thereof and the results of its operations for the periods covered subject to normal year-end adjustments. There are no material liabilities or obligations, either fixed or contingent, not disclosed in the FiberNet Financial Statements which would be required to be disclosed under generally accepted accounting principles or in any exhibit thereto or notes thereto. FiberNet has good title to all assets shown on the FiberNet Financial Statements subject to any disclosures set forth therein and liens and encumbrances of record or which do not materially impair the use to which such assets are put. The FiberNet Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or in the notes thereto and subject to normal year end adjustments).

           (d) Since June 30, 1997, there have not been any material adverse changes in the financial condition of FiberNet except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial condition of FiberNet.

           (e) FiberNet is not a party to any material pending litigation or, to its best knowledge, any governmental investigation or proceeding, and to its best knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against FiberNet.

           (f) FiberNet is in good standing in its state of incorporation, and is in good standing and duly qualified to do business in each state where required to be so qualified except where the failure to so qualify would not have a material adverse effect on FiberNet.

           (g) FiberNet has, or by the Effective Date will have, filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed through such date and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Effective Date.

           (h) FiberNet has not materially breached any material agreement to which it is a party. FiberNet has previously given DND copies or access thereto of all material contracts, commitments and/or agreements to which FiberNet is a party including all relationships or dealings with related parties or affiliates.

           (i) FiberNet is the record and beneficial owner of a 90% interest in Local Fiber LLC and a 100% interest in FiberNet Equal Access, LLC.

          (j) FiberNet has made its corporate financial records, minute books, and other corporate documents and records available for review to present management of DND prior to the Effective Date, during reasonable business hours and on reasonable notice.

            (k) The execution of this Agreement does not materially violate or breach any material agreement or contract to which FiberNet is a party and this Agreement has been duly authorized by all appropriate and necessary corporate action and FiberNet, to the extent required, has obtained all necessary approvals or consents required by any agreement to which FiberNet is a party.

           (l) The information provided by FiberNet specifically for inclusion in DND's Information Statement dated November 14, 1997, (the "Information Statement") does not contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.  Representations of DND, DND Sub and St. Clair.  DND, DND
Sub and St. Clair hereby jointly and severally represent and warrant as follows, each of which representations and warranties shall continue to be true as of the Effective Date:

          (a) As of the Effective Date, the shares of DND Common Stock to be issued and delivered to the FiberNet Shareholders hereunder will, when so issued and delivered, constitute duly authorized, validly and legally issued shares of DND capital stock, fully-paid and nonassessable.

           (b) Each of DND and DND Sub has the corporate power and authority, and St. Clair has the legal capacity, to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been or will be duly authorized by the respective Boards of Directors of DND and DND Sub and, to the extent necessary, the stockholders of DND and DND Sub. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which DND, DND Sub or St. Clair is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to DND, DND Sub or St. Clair or their properties. The execution and performance of this Agreement will not violate or conflict with any provision of the respective articles of incorporation or by-laws of DND or DND Sub. This Agreement has been duly executed and delivered by each of DND, DND Sub and St. Clair and, assuming the due authorization, execution and delivery thereof by FiberNet, constitutes a valid and binding obligation of each of DND, DND Sub and St. Clair, enforceable against each such person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other similar laws and principles now or hereafter in effect applicable to creditors' rights generally and general principles of equity (including that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought).

           (c) DND has delivered to FiberNet a true and complete copy of its (i) audited financial statements for the fiscal years ended December 31, 1996 and 1995, and interim unaudited financial statements for the period ended September 30, 1997, (the "DND Financial Statements"). The DND Financial Statements are complete, accurate and fairly present the financial condition of DND as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The DND audited financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of DND as of the dates thereof and the results of its operations and changes in financial position for the periods then ended. DND Sub has no financial statements because it is currently being formed for the purpose of effectuating the Merger and it has no assets, liabilities, contracts or obligations of any kind. DND has no subsidiaries except for DND Sub, and DND Sub has no subsidiaries.

           (d) Since June 30, 1997, there have not been any material adverse changes in the financial condition of DND. At Closing, DND will have no assets and no liabilities other than the net proceeds from the sale of the Series A Preferred Stock, which shall not be less than $5,075,000. DND Sub has been formed solely for purposes of effecting the Merger, has conducted no business since its formation and has no assets or liabilities.

           (e) Neither DND nor DND Sub is a party to or the subject of any pending litigation, claims, or governmental investigation or proceeding not reflected in the DND Financial Statements or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of St. Clair, threatened or contemplated against or affecting DND Sub, DND, its management or its properties. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency (each a "Governmental Entity") or any other person is required by or with respect to DND or any of its subsidiaries or St. Clair in connection with the execution and delivery of this Agreement by DND, DND Sub or St. Clair or the consummation of the transactions contemplated by this Agreement, except for (x) compliance by DND and DND Sub with the applicable requirements under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder as may be required in connection with this Agreement and the transactions contemplated by this Agreement and (y) the filing of the Certificate of Amendment of DND's Certificate of Incorporation required to permit the transactions contemplated hereby and the filing of a Certificate of Merger to effect the merger of DND Sub with and into FiberNet.

           (f) DND and DND Sub are each duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation; each has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would not have a material adverse effect.

           (g) DND and DND Sub have timely filed (or by the Effective Date, will have filed) all federal, state, county, local and foreign income, excise, property, payroll and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it on or prior to the Effective Date and have paid or made adequate provision in the DND Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. Neither DND nor DND Sub is delinquent or obligated for any tax, penalty, interest, delinquency or charge. There are no claims or investigations by any taxing authorities pending or threatened against DND or DND Sub. DND has neither granted nor been requested to grant any waiver of any statute of limitations or extension of the time for assessment of any tax. There are no outstanding requests for information made by any taxing authorities to DND.

           (h) The authorized capital stock of DND consists of 50,000,000 shares of DND Common Stock, 5,000,000 shares of DND preferred stock and no other form of capital stock. At the close of business on the date of this Agreement, 1,000,000 shares of DND Common Stock were issued and outstanding and no other shares of capital stock or other voting securities of DND were issued, reserved for issuance or outstanding, except for 74,300 shares of DND Common Stock reserved for issuance upon exercise of outstanding DND Series A and Series B Warrants. There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind, to which DND or any subsidiary is a party or by which it is bound, obligating DND or any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or other voting securities of DND or any such subsidiary, or obligating DND or any such subsidiary to issue, grant, extend or enter into any such security, option, warrant, call right, commitment, agreement, arrangement or undertaking, except for 37,150 outstanding DND Series A Warrants and 37,150 outstanding Series B Warrants, which will be redeemed prior to Closing, and conversion rights contained in the Series A Preferred Stock. All outstanding shares of capital stock of DND are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other forms of indebtedness of DND having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of DND may vote. There are no outstanding contractual obligations of DND or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of DND or any of its subsidiaries or any other person. There are no outstanding contractual obligations of DND or any of its subsidiaries to register under the Securities Act of 1933, as amended, any shares of their capital stock or any other outstanding securities except with respect to the Series A Preferred
     Stock and common shares issuable upon conversion of the Series A Preferred Stock.

          Upon consummation of the Merger, the authorized capital stock of DND will consist of 50,000,000 shares of DND Common Stock, 5,000,000 shares of DND preferred stock and no other form of capital stock, of which 15,000,000 shares of DND Common stock will be issued and outstanding and no other shares of capital stock will be outstanding other than 1,000,000 shares of Series A Preferred Stock and 80,000 shares of Series B Voting Preferred Stock.

          (i) DND and DND Sub have (and at the Closing they will have)disclosed in writing all events, conditions and facts materially affecting the business, financial conditions or results of operations of either DND or DND Sub.

          (j) The corporate financial records, minute books, and other documents and records of DND and DND Sub have been made available to FiberNet prior to the Closing and accurately reflect all transactions described therein

          (k) Neither DND or DND Sub has breached, nor is there any pending, or to the knowledge of management, any threatened claim that DND or DND Sub has breached, any of the terms or conditions of any agreements, contracts or commitments to which either is a party or by which either of its properties is bound. The execution and performance hereof will not violate any provisions of applicable law or any agreement to which DND or DND Sub is subject. Neither DND or DND Sub is a party to any material contract or commitment other than appointment documents with its transfer agent, and each has disclosed to FiberNet all relationships or dealings with related parties or affiliates.

           (l) DND has complied with all applicable provisions for registration under the Securities Act of 1933 and all applicable blue sky laws in connection with any shares of its capital stock. There are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto.

           (m) The information contained in the Information Statement, at the time it is mailed to DND stockholders, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided however, that no representation is made regarding information provided by FiberNet specifically for inclusion therein.

           (n) The Company has filed all forms, statements, schedules, reports and documents required to be filed with the Securities and Exchange Commission ("SEC") under the
     Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), or the Securities Exchange Act of 1934, as amended

     (collectively, the 'SEC Documents') and has made available to FiberNet (i) all of its Annual Reports on Form 10-KSB for each of its fiscal years ended after January 1, 1995, (ii) all other reports filed by DND under the Exchange Act with the SEC since January 1, 1995 and (iii) all amendments and supplements to all such reports filed by DND with the SEC. As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in fight of the circumstances under which they were made, not misleading. The consolidated financial statements included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. None of the written information furnished to FiberNet by DND relating to DND contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

           (o)   The  board of directors of DND has approved  the
     terms of this Agreement and the consummation of the transactions contemplated hereby and the other transactions contemplated by this Agreement, and such approval is sufficient to render inapplicable to such transactions the provisions of any state takeover or business combination statute.

          (p) No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of DND.

          (q) DND is in compliance with all applicable statutes, laws, ordinances, rules, regulations, judgments, decrees and orders of any Governmental Entity applicable to its business and operations except where the failure to be in compliance would not, in any individual case or in the aggregate, have a material adverse effect on DND. DND is in compliance with all environmental laws and laws relating to the workplace.

           (r) DND Common Stock is eligible for quotation on the NASD Electronic Bulletin Board and there are no stop orders in effect with respect thereto.

      6. Closing. The closing of the transactions contemplated herein shall take place on such date (the "Closing") as mutually determined by the parties hereto when all conditions precedent have been satisfied or waived and all required documents have been delivered, which Closing is expected to be during the month of November 1997, but not later than December 31, 1997. The "Effective Date" of the Merger shall be that date on which an executed copy of the Certificate of Merger included in the attached Agreement of Merger is filed with the Secretary of State of Delaware.

      7. Conditions Precedent to the Obligations of FiberNet. All obligations of FiberNet under this Agreement are subject to the fulfillment or waiver at FiberNet's option, prior to or as of the Closing and/or the Effective Date, as indicated below, of each of the following conditions:

          (a) The representations and warranties by or on behalf of DND, DND Sub and St. Clair contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing and Effective Date as though such representations and warranties were made at and as of such time.

           (b) DND and DND Sub shall have performed and complied with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

          (c) On or before the Closing, the sole director of DND and DND Sub, and DND as sole shareholder of DND Sub shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

           (d) On or before the Closing Date, DND and DND Sub shall have delivered certified copies of resolutions of the sole shareholder and director of DND Sub and of the sole director and shareholders of DND approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable DND and DND Sub to comply with the terms of this Agreement including the election of FiberNet's nominees to the Board of Directors of DND and all matters outlined herein.

           (e)   DND  shall have completed the sale of  1,000,000
     shares of Series A Preferred Stock and shall have net proceeds of $5,075,000 on hand as proceeds from the sale of said preferred stock.

           (f) The Merger shall be permitted by applicable state law and DND shall have sufficient shares of its capital stock authorized to complete the Merger.

           (g) At Closing, St. Clair shall have resigned in writing from her positions as sole director and officer of DND effective upon the election and appointment of the FiberNet nominees as set forth in the Information Statement.

           (h)   At  the  Closing, all instruments and  documents
     delivered   to   FiberNet  Shareholders  pursuant   to   the
     provisions hereof shall be reasonably satisfactory to legal counsel for FiberNet.

           (i) At the Closing, upon consummation of the Merger, DND shall have the capitalization described in Section 5(h).

           (j) Certificates representing the DND Common Stock shall be issued to FiberNet Shareholders at Closing and such DND Common Stock shall be validly issued, nonassessable and fully-paid under Nevada corporation law. Such DND Common Stock will be issued in a nonpublic offering and isolated transaction in compliance with all federal, state and applicable securities laws and will constitute "restricted" securities under applicable federal securities laws.

          (k) FiberNet shall have received the advice of its tax advisor that this transaction is a tax free reorganization as to the exchanging FiberNet common shareholders.

           (l) FiberNet shall have received all necessary and required approvals and consents from required parties and its shareholders.

              (m) At the Closing, DND and DND Sub shall have delivered to FiberNet an opinion of its counsel dated as of the Closing to the effect that:

                     (i)   DND and DND Sub, each is a corporation
          duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation;

                      (ii)    This   Agreement  has   been   duly
          authorized, executed and delivered by DND and DND Sub and is a valid and binding obligation of DND and DND
          Sub enforceable in accordance with its terms;

                    (iii)  DND and DND Sub each through its Board
          of Directors and stockholders have taken all corporate action necessary for performance under this Agreement;

                     (iv)   The  shares of DND Common  Stock  and
          Series B Voting Preferred Stock when issued in accordance with the terms of the Merger will be duly and validly issued, fully-paid and nonassessable. Upon consummation of the Merger, the authorized capital stock of DND will consist of 50,000,000 shares of DND Common Stock, 5,000,000 shares of preferred stock, of which, 1,000,000 shares shall be designated as Series A and 80,000 shares designated as Series B Voting Preferred Stock, and said Preferred Stock shall have the rights and preferences set forth in Exhibit "C" to this Agreement and no other form of capital stock, of which, based upon a review of the stock ledger of the Company, 15,000,000 shares will be issued and outstanding, 1,000,000 shares of Series A Preferred Stock will be issued and outstanding and 80,000 shares of Series B Voting Preferred Stock will be outstanding. To counsel's knowledge, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind, to which DND or any subsidiary is a party or by which it is bound, obligating DND or any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or other voting securities of DND or any such subsidiary, or obligating DND or any such subsidiary to issue, grant, extend or enter into any such security, option, warrant, call right, commitment, agreement, arrangement or undertaking, except the Series A and Series B Warrants and conversion rights under the Series A Preferred Stock. All outstanding shares of capital stock of DND are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. To my knowledge, except as otherwise described in this opinion, there are no
          (1) bonds, debentures, notes or other forms of indebtedness of DND having the right to vote (or convertible into, or exchangeable for, securities having  the  right  to vote) on any  matters  on  which
          stockholders of DND may vote, (ii) outstanding contractual obligations of DND or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of DND or any of its subsidiaries or any other person or (iii) outstanding contractual obligations of DND or any of its subsidiaries to register under the Securities Act of 1933, as amended, any shares of their capital stock or any other outstanding securities, except with respect to common shares issuable upon conversion of the Series A Preferred Stock. The Certificate of Amendment has been duly filed with the Secretary of State of the State of Nevada and is effective. The Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware and, upon the effectiveness thereof, the merger of DND Sub with and into FiberNet will become effective under applicable Delaware law; and

                     (v)   DND and DND Sub each has the corporate
          power to execute, deliver and perform under this Agreement.

                     (vi)   Legal counsel for DND and DND Sub  is
          not aware of any liabilities, claims or lawsuits involving DND or DND Sub.

       8.  Conditions Precedent to the Obligations of DND and DND
Sub. All obligations of DND and DND Sub under this Agreement are subject to the fulfillment or waiver, prior to or at the Closing, of each of the following conditions:

           (a) The representations and warranties by FiberNet contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

           (b) FiberNet shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing;

           (c) FiberNet shall cause each of its shareholders to deliver to DND, a letter commonly known as an "Investment Letter," in substantially the form attached hereto as Exhibit "E", acknowledging that the shares of DND Common Stock are being acquired by said shareholders for investment purposes.

           (d)   DND  shall have completed the sale of  1,000,000
     shares of Series A Preferred Stock.

           (e) FiberNet shall deliver an opinion of its legal counsel to the effect that:

                      (i)   FiberNet  is  a  corporation  validly
          existing and in good standing under the laws of the state of its incorporation;

                     (ii)   FiberNet has the corporate  power  to
          carry on its business as now being conducted; and

                      (iii)    This  Agreement  has   been   duly
          authorized, executed and delivered by FiberNet.

           (f) FiberNet shall demonstrate to the reasonable satisfaction of DND that it has a commitment from a reputable lender to loan up to $10 million to FiberNet or its affiliates for use as operating capital and that FiberNet has met all, or will meet within approximately three months, all conditions precedent to closing such loans.

      9. Indemnification. For a period of one year from the Closing, St. Clair, DND and DND Sub agree to jointly and severally indemnify and hold harmless FiberNet, and FiberNet agrees to indemnify and hold harmless St. Clair, DND and DND Sub, against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's breach of covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder; provided, however, that claims relating to taxes, environmental matters and ERISA matters may be brought at any time prior to the expiration of the applicable statute of limitations period.

       10. Nature and Survival of Representations. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for one year from the Closing, except that representations relating to taxes, environmental matters and ERISA matters shall survive for the applicable statute of limitations period. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

      11. Documents at Closing. At the Closing, the following documents shall be delivered:

     (a) FiberNet will deliver, or will cause to be delivered, to DND the following:

                    (i) a certificate executed by the President and Secretary of FiberNet to the effect that all representations and warranties made by FiberNet under this Agreement are true and correct as of the Closing, the same as though originally given to DND or DND Sub on said date;

                      (ii)   a  certificate  from  the  state  of
          FiberNet's incorporation dated at or about the Closing to the effect that FiberNet is in good standing under the laws of said state;

                      (iii)   Investment  Letters  in  the   form
          attached  hereto  as  Exhibit  "E"  executed  by   each
          FiberNet Shareholder;

                     (iv)  such other instruments, documents  and
          certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

                     (v)   executed copies of the Certificate  of
          Merger  for filing; and certified copies of resolutions
          by   the   shareholders  and  directors   of   FiberNet
          authorizing this transaction; and

                     (vi)  all other items, the delivery of which
          is a condition precedent to the obligations of DND and DND Sub, as set forth herein.

                     (vii)  the legal opinion required by Section
          8(e) hereof.

     (b) DND and DND Sub will deliver or cause to be delivered to FiberNet:

                     (i)  stock  certificates representing  those
          securities of DND to be issued as a part of the exchange as described in Section 2 hereof;

                     (ii)   a  certificate of the  President  and
          Secretary of DND and DND Sub, respectively, to the effect that all representations and warranties of DND and DND Sub made under this Agreement are true and correct as of the Closing, the same as though originally given to FiberNet on said date;

                      (iii)    certified  copies  of  resolutions
          adopted by DND's and DND Sub's Board of Directors and DND's and DND Sub's stockholders authorizing the Merger and all related matters;

                     (iv)  certificates from the jurisdiction  of
          incorporation of DND and DND Sub dated at or about the Closing Date that each of said corporations is in good standing under the laws of said state;

                    (v)  opinion of DND's counsel as described in
          Section 7(m) above;

                    (vi)  such other instruments and documents as
          are required to be delivered pursuant to the provisions of this Agreement;

                     (vii)  resignation of St. Clair as the  sole
          officer and director of DND and DND Sub; and

                     (viii)   all  other items, the  delivery  of
          which is a condition precedent to the obligations of FiberNet, as set forth in Section 7 hereof.

      12. Finder's Fees. St. Clair, DND and DND Sub, jointly and severally, represent and warrant to FiberNet, and FiberNet represents and warrants to each of St. Clair, DND and DND Sub, that none of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" of "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby. In this regard, St. Clair, DND and DND Sub, jointly and severally, on the one hand, and FiberNet on the other hand, will indemnify and hold the other harmless from any claim, loss, cost or expense whatsoever (including reasonable fees and disbursements of counsel) from or relating to any such express or implied liability.

     13.  Miscellaneous.

          (a) Further Assurances. At any time, and from time to time, after the Effective Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

           (b)   Waiver.   Any failure on the part of  any  party
     hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

           (c)   Termination.  All obligations hereunder  may  be
     terminated at the discretion of either party's Board of Directors if (i) the closing conditions specified in Sections 7 and 8 are not met by December 31, 1997 unless unanimously extended, or (ii) any of the representations and warranties made herein by the other party have been materially breached.

           (d) Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

           (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the last known address of the noticed party.

           (f) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

           (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           (h) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

          (i) Entire Agreement. This Agreement and the attached Exhibits including the Certificate and Agreement of Merger attached hereto as Exhibit "A" contain the entire agreement of the parties with respect to the subject matter hereof. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.
           (j)  Time.  Time is of the essence.

           (k) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

           (l) Responsibility and Costs. Whether the Merger is consummated or not, all fees, expenses and out-of-pocket costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses, unless the failure to consummate the Merger is due to the failure of DND to meet any of its obligations hereunder, in which event DND shall pay all out of pocket expenses of FiberNet incurred in connection with this matter but not to exceed $25,000. The direct costs of DND incurred in connection with the Merger (not to exceed $50,000) shall be paid from the proceeds of the sale of the Series A Preferred Stock described in Section 2(b)(5).

          (m) Applicable Law. This Agreement shall be construed and governed by the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

D.N.D. SUB, INC.                         DESERT NATIVE DESIGNS, INC.


By: ______________________________      By: ____________________
   Jody St. Clair, President/Secretary      Jody St. Clair
							  President/Secretary



                                         __________________________
							Jody St. Clair, individually

	                                    FIBERNET TELECOM, INC.


By: ____________________________          By:_________________________
    Lawrence S. Polan, Secretary            Santo Petrocelli, Sr., President











T65agrplor3.dnd

                          EXHIBIT "B"


         BUSINESS DESCRIPTION OF FIBERNET TELECOM, INC.

                      BUSINESS OF FIBERNET

                            Summary

      The following summary is qualified in its entirety by, and should read in conjunction with, the more detailed information appearing elsewhere herein. For a definition of technical terms used herein, see "Glossary".

Introduction

      FiberNet Telecom, Inc. ("FiberNet") and its subsidiaries FiberNet Equal Access, LLC ("Equal Access") and Local Fiber, LLC ("Local Fiber") propose to provide in-building fiber optic cables and local telephone services in metropolitan areas. Equal Access constructs Premise Telecommunications Distribution Systems (PDS) for office buildings. PDS is a fully redundant fiber optic ("Fiber") network running within a building to interconnect tenants within one or a group of commercial office buildings to telecommunications/cable service providers. Local Fiber, focuses on providing communications services (including Centrex and ISDN) to "on-net" properties (buildings in which Equal Access has constructed a PDS). Local Fiber will act as a facilities based carrier in Manhattan leveraging FiberNet's 12 year contract (15 year renewal option at no cost) (the "License") to utilize eight strands of fiber loops (48 miles) on a major company's fiber optic Manhattan network, and as a switched reseller in other metropolitan areas.

FiberNet Equal Access, LLC

      PDS is a new concept in telecommunications and FiberNet believes that it is the front runner in providing such a service. FiberNet's fiber optic voice and data network will benefit telecommunication service providers, building tenants and the property owners. The PDS will allow telecommunication service providers to share telecommunications equipment and fiber routes inside the building, where there are significant economies of scale for the providers. The tenants will obtain high-speed, faultless transmission of voice, data, and fax communications. Building owners will have their existing copper wires upgraded with redundant fiber loops at no cost to the owners. FiberNet Equal Access has as its goal to construct 370 PDS systems throughout metropolitan areas in the US over the next 10 years.

     FiberNet will require each building owner/manager to provide an exclusive eight year licensing agreement with two automatic five year renewable options in exchange for upgrading the premises and revenue sharing. The exclusive portion of the license agreement provides FiberNet the exclusive right and ability to resell and/or lease capacity to carriers, tenants, and third parties. FiberNet already has agreements with one property developer/manager covering 2 buildings and contingent arrangements for 17 additional buildings and another developer/manager covering 1 building and negotiating for two additional buildings, in New York City. These landlords also control additional properties in other targeted major cities. FiberNet is also negotiating with other developer/managers (See "Status of FiberNet Equal Access Building Contracts").

      FiberNet's marketing strategy is to lease to each carrier digital bandwidth circuits within a building between the tenant and the service providers. This market consists of carriers who provide private line transport for long distance access, intra LATA transport, local service providers, InterNet service providers, cellular and PCN companies. The major companies for New York City are Teleport, MFS, Time Warner Access, MCI, AT&T, Worldcomm, Winstar and Sprint.

Local Fiber, LLC

      Local Fiber initially intends to provide switched local telecommunications and long distance services. FiberNet plans to expand its capabilities to include enhanced data communication services to businesses throughout Manhattan, and cities such as Los Angeles, Chicago, San Francisco, Philadelphia, Boston, Detroit, Dallas, and Houston. As a result of FiberNet's rights to utilize eight strands of fiber in Manhattan (in exchange for 10% of Local Fiber), Local Fiber will act as a facilities based carrier in New York City, and as a switched reseller in other metropolitan areas.

      Local Fiber will offer "on-net" clients local telephone services, Centrex, high speed Internet access, high speed enhanced data network services including (ATM, switched Ethernet), and Intra and Inter LATA toll telecommunications services, which will be consolidated to one single billing statement. Local Fiber plans to offer such services through state of the art Lucent 5ESS-2000 switches, redundant "SONET Transmission" networks and a 100% fiber network extending from the fiber loop to customers' premises. Local Fiber will offer its services though discounted prices, which is projected to be 10% lower than other carriers. Additionally, until FiberNet's network capacity fills with end-user traffic, it plans to wholesale its surplus capacity to CLECs and LEC's (20% discount from other carriers).

The Management

      Management of the predecessor company to FiberNet Telecom, Inc. has successfully designed, installed and operated Competitive Local Exchange Carriers (CLECs) business with networks in three upstate New York markets (Albany, Buffalo, and Rochester); and another CLEC with networks in Cincinnati (OH), Raleigh-Durham (NC), Huntsville (AL) and St. Louis (MO). These networks covering approximately 500 route miles, were later sold to Metropolitan Fiber Systems ("MFS") in March 1994 and InterMedia Communications of Florida in February 1995 respectively. These predecessors were primarily owned by Petrocelli Industries Inc., an investment company controlled by Santo Petrocelli, Chairman and CEO of the FiberNet companies.

       Affiliation with Petrocelli Industries, Inc. and its affiliation with Petrocelli Communications will allow FiberNet to construct either initial or additional fiber in the most timely and cost efficient manner. Petrocelli has installed the majority of Manhattan's fiber for MFS, Teleport, and Time Warner. Other than NYNEX, Petrocelli is considered as the company which has the most significant telecommunications construction experience in Manhattan. Over the past 60 years, Petrocelli has established strong relationships with building owners, tenants and other carriers, which will strengthen FiberNet's sales and marketing efforts. Along with extensive construction experience, FiberNet has, through its CEO Santo Petrocelli, built and grown a number of telecommunication companies.

      GE Capital has committed, subject to the satisfaction of certain terms and conditions, to provide up to $20 million of debt/vendor financing to FiberNet. Each subsidiary is expected to receive approximately 50% of the funding provided by GE Capital.

     FiberNet's principal offices are located in Long Island City and Rochester, New York.

               Certain Investment Considerations

Experienced Management Team

      FiberNet's management team is comprised of individuals with over 40 years of experience in telecommunications. Santo Petrocelli, is the Chairman and CEO of FiberNet Telecom & Petrocelli Communications Corporation (the constructor of approximately 420 miles of fiber optic networks for most of the major CLECs, and a primary electrical contractor in the city of New York); and Lawerence Polan VP and CFO of FiberNet Telecom, Inc. and Petrocelli Communications Inc. The team has created two CLECs and has relationships with many CLECs and long distance service providers and landlords throughout the US. FiberNet is expected to benefit from the solid telecommunications and construction experience its management team brings.

Strategic Relationships

       Affiliation with Petrocelli Communications will allow FiberNet to construct either initial or additional fiber in the most timely and cost efficient manner. Petrocelli has installed the majority of Manhattan's fiber for MFS, Teleport, and Time Warner. Other than NYNEX, Petrocelli is considered to have the most significant telecommunications construction experience in Manhattan. Over the past 60 years, Petrocelli has established strong relationships with:

          - building owners through the installation of electronic, security and telecommunications wiring, and

          -    tenants through the installation of communications
          networks    and   other   enhanced   telecommunications
          applications.

          - CLECs through the installation of their NY networks.

      These relationships will aid FiberNet in strengthening  its
sales  and  marketing  efforts,  and  expedite  the  process   of
establishing relationships with building owners, tenants and the purchasers of the in building networks.

Competitive Conditions

      Currently, there is no known direct competitor to Equal Access, and minimal indirect competition exists. The closest competitors are E-Connect and Riser Management Systems, Inc. E-Connect focuses primarily on high speed data (not voice) networks in buildings located in Canada, whereas Riser Management Systems, Inc is only involved with the management of PDS. It encourages the owners to invest and construct the PDS themselves, which requires much time, effort and capital expenses. The other competitors are the RBOCs which own most of the in-building copper networks, but have cables with limited broadband capabilities, FiberNet's redundant fiber optic network will be more technologically advanced compared to existing systems in the opinion of management.

      Local Fiber will compete against the incumbent LECs, CLECs and IXCs. However, Local Fiber can differentiate itself from and compete with its competitors via the following advantages:

          - Accelerated building access through Equal Access - Equal Access' intrabuilding PDS will allow Local Fiber to gain building access to tenants with a broadband intrabuilding redundant network quicker and more cost effectively than its competitors.

          - Selling to existing customers - Local fiber will utilize relationships established through Petrocelli Communications and Equal Access. Petrocelli Communications customers include Nomura Securities, Bear Steams, Dean Witter, Salomon Brothers, First Boston Securities, Merrill Lynch, and the Ford Foundation.

          - Marketing alliance with the building owners through FiberNet Equal Access- Equal Access intends to form a marketing alliance with the building owners to have Local Fiber as the tenants' vendor of choice.

          - Dark fiber backbone in Manhattan at no cost- This allows FiberNet to reach the customers in Manhattan at a lower cost structure.

          -      Affiliation  with  Petrocelli  Communications  -
          Petrocelli will insure best price and construction quality for networks in Manhattan.

          - Low Cost Network - The agreement for a dark fiber backbone in NY at no incremental cost allows the company to reach the customer at a guaranteed lower cost structure than its competitors.

          -      Agreements   with  Landlords  -  The   exclusive
          agreements  for  third  party  resale  positions  Equal
          Access as the "gateway" for high speed bandwidth providers.

          - Agreements with GE Capital - The senior debt will provide the necessary capital to begin Phase 1 of the project, which includes the New York city network and PDS networks in 36 buildings.

                       Business Overview

FiberNet Equal Access, LLC

     Premises Telecommunications Distribution System. FiberNet's objective is to lease digital bandwidth circuits within a building to the carriers and the service providers in order to allow these carriers to offer tenants within the buildings higher quality, completely redundant voice services and high bandwidth data services. FiberNet expects PDS to increase tremendously in the next few years due to increased number of carriers competing with NYNEX. FiberNet is developing a mini CLEC within large commercial buildings. The carriers are attracted to this service because it provides them with immediate customer interconnection, outsourced manpower, no internal or external construction costs, and completely redundant service. It is also attractive to the building owners because it provides them with a new source of income, an enhanced telecommunications system for its tenants at no cost and one complete homogeneous system instead of three to six telecommunications systems clogging up risers and telecommunications closets.

      FiberNet projects to construct PDS in 370 commercial buildings in major metropolitan areas beginning with New York
City and expanding to 10 major North American cities over the next ten years:

                                                Total  Total
City          Year1  Year2 Year3 Year4 Year5  5 Years 10 Years
New York   	    20     26     10  			56
Los Angeles    			10     10    15  	35
Chicago                14     10                24
San Francisco                 10     10    15   35
Philadelphia                  10     10    10   30
Boston                        10     10    10   30
Detroit                       10     10         20
Dallas                               10    10   20
Houston                              10    10   20

Total           20     40     70     70    70  270       370


      FiberNet can provide lower costs due to the spreading of capital costs over a number of carriers. FiberNet's completely redundant fiber infrastructure is intended to replace. over time, the current non redundant copper risers put in place by the incumbent RBOC's and others. FiberNet's business strategy intent is to secure exclusive license agreements from the building owners prior to construction and capital deployment.

      A Premises Telecommunication Distribution System is the transmission network inside a building or group of buildings that connects various types of voice and data communication devises, switching equipment and information management systems together, and to outside communication networks. It includes the cabling and distribution hardware components and facilities between the point where building wiring connects to the outside network lines, back to the voice and data terminals in the office. The system consists of all the transmission media and electronics, administration points, connectors, adapters, plugs, and supports hardware between the building's side of the network interface and the terminal equipment required to make the system operational.

      The PDS will allow telecommunication service providers to share telecommunication equipment and fiber routes inside the building, providing significant economies of scale for these providers. They will be able to obtain at low cost, high-speed, faultless transmission of voice, data and fax communications between tenant locations and their points of presence (POPs) within the respective buildings.

      In the building, fiber is run up two riser conduits and connected at the top floor in order to create a self healing ring architecture. Each floors existing telecommunication closet will serve as the interconnection point between the (same floor) tenants and the fiber optic network. The building will also contain a Network Interface Equipment Room were the fiber risers are terminated and connected to SONET electronics transmission equipment. Service providers connect their networks to the "SONET Network" via redundant fiber optic underground conduits. Each building network is also connected to a Network Control Center for monitoring purposes.

Local Fiber, LLC

      Local Fiber plans to operate as a facilities based carrier in Manhattan, and as a switched reseller in other metropolitan areas such as Chicago, Philadelphia, Boston, Los Angeles, San Francisco, Detroit Dallas and Houston. FiberNet plans to offer various telecom products, at attractive unified billing.

      Local Sales Strategy.  FiberNet's strategy for implementing the  delivery  of basic telephone service (POTS), Local  Exchange
InterLATA   and  IntraLATA,  Centrex,  and  ISDN   to   telephone
subscribers contains the following components:

- On Net sales - FiberNet's major focus will be to sell to on net customers (customers within buildings directly connected to its network) through Equal Access.

- Off Net Sales - Additional sales will be generated from off net customers (customers within buildings not connected to the network) requiring interconnection through NYNEX and other RBOC's. Eventually these off net customers will become on net when Local Fiber LLC builds to that particular building based on customer demand.

These sales strategies supplemented with:

- Responsive Customer Service - FiberNet will employ full-time customer service representatives. These Customer Service Representatives will work with each customer on customized billing, account management and follow up on new product offerings though consultative selling. Each Representative will be fully trained on the latest telecommunication
     services   available.  If  a  customer's   telecommunication
     requirements   have  changed  (or  a  new  product   becomes
     available), the Representative will be in the position to make recommendations and ensure that each customer is getting the most from their telecommunications system.

- Comprehensive Service Offerings - FiberNet can provide advanced fiber optic digital technology directly to each floor, of the buildings it serves, with comprehensive services such as on-site repairs and maintenance and customized solutions. Additionally, Local Fiber's ability to structure services to fit each customer's exact needs allow services to be performed at competitive rates.

- State of the art switch (Lucent 5ESS-2000) - FiberNet will use technology which allows the deployment of a highly distributed switching architecture by using digital communication links interconnected to the central control element of the host switch. The host Switch offers the following significant benefits to FiberNet: (a) the costs of leasing local transport facilities and capital expenditures are minimized; and (b) FiberNet will be able to provide a full range of telecommunications services, including all types of calls (local exchange, long distance, Centrex services, and ISDN) to multiple carrier and end user customers. FiberNet believes that the combination of its bundling approach and its distributive switching architecture is a cost effective alternative to the current local exchange services. FiberNet expects to offer more complete services to long distance carriers and telephone subscribers at low costs.

Manhattan Network

      The Network is based upon the existing fiber optic cable network of a major company. FiberNet is provided an indefeasible right of use for 8 fiber loops on the network for an initial term of 12 years and an option to exercise renewal for an additional 15 year term. A host switch (based at FiberNet's main node at 60 Hudson Street in Manhattan) along with "SONET" electronic transmission equipment (located at the customers' premises and FiberNet's main node) are connected via the dark fiber network to establish communication between Local Fiber's switch and its customers. In addition, interconnection agreements with telecommunications carriers (NYNEX, MCI, AT&T, Sprint) are established in order to transmit calls from Local Fiber customers to NYNEX customers as well as vice versa and to switch long distance traffic.

      The  following  is a typical diagram of a  redundant  fiber
Network connected to selected buildings and Local Fiber's main node at 60 Hudson Street.





















      The following is an example of the electronic transmission equipment that will be housed in a small closet located at each customer building.

Interconnection Agreements

       To provide a "seamless interconnection", it will be necessary to negotiate interconnection arrangements with the existing LECs. Fortunately, most state PSC's have allowed for interconnection/collocation arrangements and has unbundled services into link and ports such that FiberNet may purchase only those services and/or facilities necessary to complete its network. Negotiations will also be required for emergency services, F911, operator services and directory. No obstacles are expected with other LECs. Below is a diagram of Local Fiber's local exchange network. Local Fiber has executed its first interconnection and co-carrier agreement with NYNEX.




















Operations

      Management believes FiberNet's integration of advanced telecommunications and information technology systems will enhance FiberNet's ability to offer cost effective service.
     FiberNet's outstanding network reliability is the product of advanced technologies and experienced technicians. The fiber optic network is made up of diversely routed cables so that a cable cut should not affect service. Once a fault is detected calls are automatically sent via a secondary route and an alarm is sent off on the Network Control Center alerting technicians to fix the problem in order to continue assuring a fault redundant network. In addition, fully redundant electronics ensure that no single component failure should cause a customer service problem.

      To manage the development of the intelligent technology systems, FiberNet intends to negotiate two strategic alliances involving switching operations and information system technology.

- Switch Operations- FiberNet plans to hire personnel to staff the switching operations along with technical support from Lucent Personnel.

- Information Technology Systems- FiberNet plans on forming a billing services arrangement with a third party vendor. FiberNet is currently seeking a vendor with the capabilities of bundling local with long distance, enhance data, and wireless communication services cost effectively in the companies development stages. Management believes outsourcing  to  a  third  party  is  desirable  because  of
     FiberNet's planned growth across a wide variety of telecommunication services.

                          The Company

Introduction

      FiberNet  Telecom, Inc. was incorporated  in  August  1994.
Management of FiberNet's predecessor company, FiberNet Inc., successfully designed, installed and maintained networks providing Competitive Access Services in three upstate markets:
Albany (1992), Buffalo (1992) and Rochester (1991). The assets of FiberNet, Inc., comprised primarily of the upstate networks covering 420 route miles, were sold to Metropolitan Fiber Systems ("MFS") in March of 1994. The management continued its national network expansion through another new company, FiberNet USA, Inc., a Delaware corporation formed in 1993. FiberNet USA successfully designed, installed and maintained networks providing Competitive Access Services in Cincinnati, Ohio and Raleigh-Durham, NC as well as networks in Huntsville, Alabama and St Louis, Missouri. The assets covered over 75 route miles along with the Huntsville and St. Louis markets in their development stage, and were sold to InterMedia Communications of Florida, Inc. in February 1995.

      FiberNet and its predecessors are owned primarily by Petrocelli Industries, Inc. ("Petrocelli"). Petrocelli Communications, an affiliate of Petrocelli industries has been in the business of offering network systems integration services, which includes the design, development, engineering and installation of integrated communications networks and systems for telecommunications companies and business end users for over 25 years. Petrocelli is the largest fiber optic installer in New York other than NYNEX. It has installed networks for many of the largest CLECs, including MFS/WorldComm and Teleport, and will provide construction work for FiberNet Equal Access, LLC.

      The  former  customers of FiberNet USA, Inc. and  FiberNet,
Inc.  were  mainly  AT&T,  MCI, and Sprint.   While  Petrocelli's
customers include the major long distance carriers and MFS and Teleport.

FiberNet Equal Access, LLC

      FiberNet Equal Access, LLC has been established to install and manage a Premises Telecommunication Distribution Systems in metropolitan areas. The company will install copper, dark fiber and digital bandwidth circuits at the DS-O, DS1 and DS3 transmission levels within a building between the tenant and the service providers. Once the PDS are built, the circuits will be leased to carriers who provide private line transport for long distance access, intraLATA transport service, local service, cellular service and PCS. The company's major customers will be Teleport, MFS/WorldComm, Times Warner Access, MCI, AT&T, National Fiber Systems, Sprint and Winstar.

      The Telecommunications Premises Distribution System will benefit the tenants by providing a redundant fiber optic and dedicated copper cable connection to their carrier of choice. This will provide faster transmission rates, less trouble reports and the capability to connect to new protocols such as FDDI, Frame Relay, Packet Switching and ISDN networks.

Local Fiber, LLC

        Local Fiber plans to provide switched local telecommunications, long distance and enhanced data communication services throughout Manhattan and other metropolitan areas such as Chicago, Philadelphia, Boston, Los Angeles, San Francisco, Detroit, Dallas and Houston. Local Fiber intents to utilize relationships (with building owners) established by Equal Access to gain customer base and build an "on-net" network with these buildings. Management believes that "On-net" clients will be able to realize certain savings since such network can eliminate access charges (which will exist for "off-net' clients). Furthermore, the Management Team's success in building two CLECs (which were sold to MFS and InterMedia respectively) provided them with much experience and confidence in the telecommunications industry.

                   PDS Implementation Process

      Following are steps taken to ensure the completion and continuous performance of a constructed PDS.

Telecommunications Site Planning

      Physical Survey. The physical survey will include the inspection of the Telecommunication Risers, Conduits and Riser Telecommunication Closets. The carrier access points (Points of Presence) will be thoroughly examined as well as follow up communications with carriers. The existing copper and fiber will be examined in order to establish traffic capacity and disaster recovery potential. The PDS equipment and network will then be designed to accommodate current requirements and future needs for a planning horizon of 10 years.

      User Group Survey. FiberNet will conduct a complete Requirements Survey, which will include a systematic study of the building's major tenants to determine the needs for voice and data telecommunications equipment and distribution products. The telecommunication needs will be surveyed in order to determine the types and quantities of services they now use and assure that the telecommunications pathways in the building are adequate to serve the future needs of the tenants.

Design Telecommunications Premise Distribution System

      After reviewing the buildings current telecommunications system and surveying several tenants, FiberNet Equal Access, LLC will consult with the major telecommunication equipment vendors and carriers in order help determine the most suitable types of equipment and design for the PDS. The PDS that will be developed to provide a state of the art, efficient and cost effective telecommunications intrabuilding distribution system.

      In the basement of each of the buildings, FiberNet will build a 1,000 to 1,500 square foot Network Interface Equipment
Room.  This  room  will  serve  as a  point  of  demarcation  for

FiberNet, and the other service providers who shall collocate their electronic equipment containing the following:

-     DDM - 2000 OC-3 Bay
-     Channel Banks/SLC 2000
-     DSX-3
-     DSX-1
-     Battery system
-     Rectifiers
-     MDF
-     LGX
-     OC-3
-     Liebert AC Unit
-     Amp. Electrical Service
-     Transfer Switch

      Project  Administration.  All the related information,  for the cabling and telecommunication equipment, including the specific type, location, installation date, and maintenance records will be kept up to date in well organized and specially designed databases. This database will allow:

-    forecasts of 5 to 10 year capital budgets,
-    the scheduling of routine maintenance inspections,
- the ability to track projects that are underway in order to help insure timely completion,
- a means to coordinate multiple projects in order to reduce the potential for unnecessary capital
-    purchases and/or construction costs,
- better management of telecommunications traffic by reducing or eliminating bottlenecks, and
- reporting and testing capabilities which will help prevent system faults.

All of the blue prints, design layouts, and elevation, cabinet layouts and possession will be produced through this database.

      As new technology develops all the necessary information, including the equipment specifications, will be compiled and incorporated into the database in order to insure the PDS is run in the most efficiently and effectively.

     Communication to and from the telecommunication carriers and the end users will be conducted on an ongoing basis in order to find potential problems well before they develop and ensure that end users are always receiving the most advanced technology.

Marketing

      FiberNet Equal Access, LLC will sell its products and services through a direct sales force. The sales group will market the products to the Regional Bell Operating Companies, the network based interexchange carriers such as Sprint, AT&T, MCI, RCI, ACC, Wiltel, LDDS World Comm and Cable and Wireless, and the network based competitive access companies such as MFS/WorldComm, Teleport, Metromedia Fiber Systems, MCI Metro and Time Warner Access.

       The market niche is the wire transport of advanced telecommunication services between the commercial end user and the service providers within multi-tenant office buildings first in the New York City marketplace and then in other large metropolitan cities. To provide services the company will design and install a PDS within each building it will service. This system which consists of fiber optic, advanced dedicated copper cable and electronics which will provide a technology platform for interconnect to the service providers point of presence in the basement of each building.

      FiberNet will lease broadband high capacity services. These services will be leased on a flat rate monthly fee basis. FiberNet intents to pre-sell these services to the carriers. Marketing activity will determine the approach to capital deployment for the specific building. Based on carrier response, FiberNet will build copper, primary and secondary fiber combined with electronics for broadband circuit as an option.

      FiberNet intends to market its services for both switched and dedicated connections. Today, the RBOC's are the dominate providers of switched services and will be the largest user for this product. However, with the Telecommunication Act of 1996, competitors are permitted in the market place. When this occurs, the demand for switched services connections will significantly increase due to CLECs entry in to this market segment. Dedicated services will be purchased by all market segments, which will be expected to lead to a high demand for FiberNet's products from the RBOCs to support their data services.

      FiberNet service have a cost advantage for its customers. For the service providers to interconnect to their customers within a building for service provisioning they must construct their own riser system and install their own electronics. This is economically unfeasible and is inefficient utilization of equipment and capital.

      An example of a typical situation for service provisioning for a new customer is a follows:

- CLEC sells a DS1 circuit to a customer on the 31st floor. To accommodate the service the electronics cost is $25,000 for the DSI electronics at the customer premise locations and the basement, $125,000 for a point of presence in the basement and $200,000 to install a fiber riser cable to the 31st floor. The total costs for this circuit are $350,000.
-     CLEC will receive annual revenue of $4,800.

      On the capacity side, the minimum electronic package they can use will support a total of 4 DS1 circuits, three are underutilized.

     For FiberNet, since it sells to all service providers within a building, it can install the riser to service several customers, terminate the fiber on each floor and use all ports on the electronic equipment. This shared concept reduces the
carrier   cost   per   circuit  and  the  customer   provisioning
significantly. Also, since FiberNet's market niche is wire transport of communications between commercial end users and service providers, carrier acceptance will be a major component in the marketing plan. FiberNet believes that as an experienced CLEC, acceptance by other carriers would be much easier than an unfamiliar company. The RBOC's also should accept FiberNet, since FiberNet's broadband networks will allow them to generate new revenue from high bandwidth data connectivity and other similar advanced telecom services.

      FiberNet believes that given the benefits listed below, there will be substantial demand for complete fiber PDS's throughout the U.S. FiberNet's core market strategies are as follows:

      Provide flawless service from the start - the expectations in this area are very clear. Carriers' want redundant fault tolerant services, and restoration before any problems are noticed by them or the end users (tenants). The system will have a certification and feedback process that evaluates access suppliers in several different areas including billing, provisioning and repair.

      Become the highest value provider - by providing state of the art transport technology and systems including network monitoring at prices lower than currently available or that could be attained by the carriers building their own networks.

      Employ a system for strategic advantage - starting from a clean slate provides the opportunity to structure Premises
Distribution Systems not only to meet current needs, but also with the flexibility to anticipate future needs.

     Organize first for effectiveness in meeting customers' needs and second for efficiency - efficiencies will be gained though economies of scale which can only be achieved by effectively meeting the customers' (tenants' and carriers') needs.

Benefits

      Benefits to Building Owners. The building owners will receive the following benefits:

- New Source of Income - by receiving a licensing fee for telecommunication services building owners can earn money with no investment or operating expenses.
- Time Management - the negotiating, planning, and coordination requirements with interexchange carriers, competitive access providers and all of their subcontractors is eliminated.
- One Complete Homogeneous System - rather than having 3 to 6 different PDS's clogging up risers, closets and requiring several different venders and technicians to maintain the systems, buildings will have one system using limited space, venders and technicians who can now specialize in specific brands of equipment
- Enhanced Tenants Telecommunications Services - tenants will be able to take full advantage of new communications service offerings, increasing the attractiveness of the building thereby improving property owner's competitive position in the real estate marketplace.
- Enhanced PDS with no Capital Investment - FiberNet will pay all costs for the installation and maintenance of the PDS.

      Benefits to Tenants. By connecting all of the tenants to multiple carriers via a high capacity fiber optic network the tenants will have immediate and competitively priced access to enhanced digital connectivity for services such as: broadcast fax, video conferencing, and system integration though a diverse routing- self healing network. In addition the Premises Distribution System will allow:

-      Built-in  Flexibility  - to grow or  adapt  subsystems  as requirements change,
- Upgraded System- the elimination of expensive, bulky and hard to manage coax and shielded twisted pair cable,
- Uniform Equipment- the coordination of equipment from multiple vendors including computers and computer networks, video and devices, switching equipment, telephones, facsimile machines and network management systems all within a building or campus environment, and
- Simplified Transitions- the ability to make moves and changes without major disruptions to business activity.

Benefits to Carriers

     Through the sharing of PDS's and the scale enhancing factors involved when multiple tenants and/or locations are developed, the carriers will be able to lease cheaper than it would be for them to build. The PDS will provide immediate connection to all tenants within the buildings managed by FiberNet. The Premises Distribution System will allow:

-     No capital costs
-     Immediate customer interconnection
-     Outsourced manpower
-     Platform for switched services
- Redundant street conduit entrances & dual risers within the building

                     Committed Company Debt

      FiberNet Telecom has debt committed, subject to various conditions, to each of its divisions from a major lender.
However, there can be no assurance that all conditions to funding will be satisfied.

      Local Fiber, LLC has been provided with a $9.9 million aggregate credit facility commitment with $9.3 million to be used for project costs and $.6 million for capitalized interest. The lender at all times will have a first priority perfected security interest in all assets, revenues, personal and real property of Local Fiber, LLC as collateral. The credit facility period is expected to be for eight years with the initial three years available for draw downs against the facility by Local Fiber LLC and the last five years for debt repayment. The terms of the facility provide for capitalized interest for the first year followed by two years of interest only. Total debt shall be repaid monthly beginning in year four based on the following amortization schedule.

               Years 4 and 5            15% per year
               Year 6              	    20% per year
               Years 7 and 8            25% per year

      The  following are the major conditions precedent to Credit
Facility funding:

-      Execution  of a stock pledge agreement by the  members  of
     Local Fiber, LLC.
- Local Fiber, LLC shall have entered into interconnection agreements with at least two major carriers. In addition, Local Fiber shall have letters of intent for $83K in monthly revenue from customers.
- Local Fiber obtaining $2.5 million in unrestricted funded cash capital contributions available for working capital needs. In addition, the Local Fiber, LLC. owners shall provide a support agreement to use their best efforts to make available to Local Fiber no less than $1 million to ensure maintenance of a positive working capital balance.
- Execution of a purchase agreement between the Local Fiber, LLC and Lucent Technologies.
-     Ability to assign IRU.
- Regulatory approvals, permits, rights of way, hub site leases and key employment contracts.

      All conditions precedent are expected to be met at closing of the Acquisition Transaction except for the revenue commitment of $83,000 per month and the IRU assignment, which are expected to be completed within 90 days from closing. The Company shall also adhere to financial maintenance covenants as provided in the GE Capital loan documents. No assurance can be given that such conditions precedent will in fact be met within such time periods or at all.

      FiberNet Equal Access, LLC has a commitment for an initial credit facility of $3 million to be used for project costs and $.12 million for capitalized interest. The initial facility will be used to develop FiberNet Equal Access's Premise Distribution Systems in approximately 6 buildings in Manhattan. In addition, the lender has committed to provide phase 2 debt of approximately $8.4 million to complete the remaining 30 buildings contemplated in the initial 36 building plan. The lender at all times will have a first priority perfected security interest in all assets, revenues, personal and real property of the Company as collateral. The initial credit facility period is expected to be for eight years with the first three years available for draw downs against the facility by the company and the last five years for debt repayment. The terms of the facility provide for capitalized interest for the first year followed by two years of interest only. Total debt shall be repaid monthly beginning in year four based on the following amortization schedule.

               Years 4 and 5                 5% per year
               Year 6                   	   20% per year
               Years 7 and 8                 25% per year

      The  following are the major conditions precedent to Credit
Facility funding:

- Execution of a stock pledge agreement by the members of FiberNet Equal Access, LLC.
- FiberNet Equal Access, LLC. shall have entered into building agreements with the owners of each of the six buildings
     identified  in the initial 6 building business plan.   These
     agreements must provide the company the right to construct and own a redundant fiber optic network; be for a term greater than 8 years; provide Equal Access unlimited access to the network; ability to assign the rights under the agreement; provide protection from other carriers reselling
     or  leasing  excess  capacity to third  parties.   Prior  to
     construction, Equal Access shall have a contract with at least one acceptable carrier to pay a minimum of $35K in non recurring revenue.
- FiberNet Equal Access obtaining $1 million in unrestricted funded cash capital contributions available for working capital needs. In addition, Equal Access shall establish a
     cash  escrow  agreement for the benefit of the lender.   The
     escrow must be funded as follows:

               From 1/31/98 to 12/31/98      $200K
               From 1/1/99 to 12/31/99       $400K
               From 1/1/2000 and thereafter  $600K

-     Execution of a purchase agreement with Lucent Technologies.
-     Environmental review of building prior to construction.
- Regulatory approvals, permits, rights of way, hub site leases and key employment contracts.

      All conditions precedent are expected to be met at or prior to the closing of the Acquisition. FiberNet Equal Access, LLC. shall also adhere to financial maintenance covenants as provided in the loan documents. No assurance can be given that such conditions will be met at closing or at any time.

       Status of FiberNet Equal Access Building Contracts

     FiberNet Equal Access, LLC is in final contract negotiations with four major building managers in Manhattan to develop their Premise Distribution Systems. There can be no assurance that FiberNet Equal Access will be able to complete such negotiations. The majority of said buildings are Class A, multi-tenant office buildings. The following is a summary of the contract terms and status with each of the building managers.

      1. FiberNet Equal Access, LLC. has executed building contracts with the managers of two managed properties which include buildings located in Manhattan. The contracts are for ten year terms and provide the building owner with license fees as a percentage of Equal Access's gross revenues. The license allows for the extension of licenses to carriers whenever a tenant requests direct service from the carrier; provided however that such carrier shall not be permitted to lease or sell excess capacity to other tenants unless requested to do so by those tenants. The building owners further agree that no other carrier shall be granted a license in the buildings for the purposes contemplated in Equal Access's license agreement. A caveat in the agreement exists which allows the building owner to revoke the license upon 60 days written notice to Equal Access upon a transfer of not less than a majority interest in the ownership of the building. However, the building owner shall pay to Equal Access the sum of a) the total amount of cash funded as capital contributions proceeds of which were used to fund the installation of the Facilities by Equal Access and (b)
indebtedness the proceeds of which also were used to fund the installation of the Facilities to the extent these amounts remain unamortized as of the date of ownership transfer calculated using the following amortization schedule:

               Year 1-3                   100%
               Year 4                      85%
               Year 5                      70%
               Year 6                      50%
               Year 7                      25%
               Year 8                       0%

      In addition, FiberNet Equal Access, LLC. has executed a contingent agreement, based on performance and other matters, with the manager to construct PDS networks in an additional 17 properties partially owned and under long term management contracts. These properties including a complex in Manhattan will be scheduled for construction after approval of the individual owners of each property. There can be no assurance that the individual buildings will approve of such transactions.

      2. FiberNet Equal Access, LLC. has provided building contracts in a final form to be executed with the owners of two managed properties which include buildings located in Manhattan. The contracts are for ten year terms and provide the building owner with license fees as a percentage of Equal Access's gross revenues. The license allows for the extension of licenses to carriers whenever a tenant requests direct service from the carrier; provided however that such carrier shall not be permitted to lease or sell excess capacity to other tenants unless requested to do so by those tenants. The building owners further agree that no other carrier shall be granted a license in the buildings for the purposes contemplated in Equal Access's license agreement.

      3. FiberNet Equal Access, LLC. has executed a contract with the owners of a managed property located in Manhattan. The contract is for an eight year term and provides the building owner with license fees as a percentage of Equal Access's gross revenues. The license allows for the extension of licenses to carriers whenever a tenant requests direct service from the carrier; provided however that such carrier shall not be permitted to lease or sell excess capacity to other tenants unless requested to do so by those tenants. The building owner further agrees that no other carrier shall be granted a license in the buildings for the purposes contemplated in Equal Access's license agreement.

      In addition, this manager also manages two other properties for which FiberNet Equal Access plans to execute contracts for PDS system development after the initial building is complete.

      4. FiberNet Equal Access, LLC. is currently in final negotiations with a manager and their telecommunications consultant. The manager has provided a letter of intent to construct PDS systems in three properties they manage which are located in Manhattan. Upon completion and review of financial results within these three buildings, the manager is expected to provide the license agreements to install Premise Distribution Systems in the remaining eight buildings they manage in Manhattan.

                         Other Matters

Company Offices

      FiberNet Equal Access, LLC. occupies approximately 5,000 square feet at 12-12 43rd Avenue in Long Island City, NY just outside of Manhattan in Queens. This office houses executive personnel including Equal Access's Chairman & CEO, as well as its VP and CFO. In addition, a 2,000 square foot office in
Rochester, NY is currently leased for administrative staff including Equal Access's VP administration. FiberNet Telecom is in final negotiations to lease approximately 6,000 square feet at 60 Hudson Street in New York City for its Northeast Switching center. This will be executed prior to the closing of the transaction with DND.

Use of Proceeds

      The net proceeds payable from the sale of the series A Preferred Stock is approximately $5,000,000, which will be used to support debt requirements from its lender as well as provide proceeds to support development of it's business plan to fund working capital needs as well as some capital equipment including, but not limited to network electronics.

FiberNet Experience

       The FiberNet companies are currently managed by substantially the same executive group of FiberNet Inc. and FiberNet USA, Inc. FiberNet, Inc. successfully designed, installed and maintained networks providing Competitive Access Services in three upstate markets: Albany (1992), Buffalo (1992) and Rochester (1991).

      The  assets of FiberNet, Inc., comprised primarily  of  the
upstate   networks  covering  420  route  miles,  were  sold   to
Metropolitan Fiber Systems ("MFS") in March of 1994 for an enterprise value of $21 million.

      Management of the former FiberNet, Inc. continued national network expansion through a new company, FiberNet USA, Inc., a Delaware corporation formed in 1993. FiberNet USA successfully designed, installed and maintained networks providing Competitive Access Services in Cincinnati, Ohio and Raleigh-Durham, NC as well as networks in Huntsville, Alabama and St. Louis, Missouri in various stages of engineering and construction. The assets of Fiber Net USA, Inc., comprised primarily of the Cincinnati, Ohio and Raleigh-Durham, NC networks covering 75 route miles along with the Huntsville and St. Louis markets in their development stage, were sold to Intermedia Communications of Florida, Inc. in February 1995 for an enterprise value of $15 million.

      FiberNet USA, Inc. and FiberNet, Inc. were owned primarily by Petrocelli Industries Incorporated. The Petrocelli companies has been in the business of offering network systems integration services, which includes the design, development, engineering and installation of integrated communications networks and systems for telecommunications companies and business end users for over 25 years. Petrocelli, the largest fiber optic installer in New York other than NYNEX, has installed networks for many of the largest CAPs, including MFS and Teleport and will provide construction work for FiberNet Equal Access, LLC.

Local Fiber Agreements with Owner of Fiber Optic Network

      Local Fiber, LLC., on June 19, 1996, executed an Operating agreement with it's members. The agreement, in addition to other items, provides for a license agreement from a major third-party fiber optic company and Local Fiber and established said company as a 10% owner of Local Fiber.

      Under the license agreement, the third-party has granted Local Fiber the exclusive use of up to eight strands of fiber optic cable, four strands immediately available for use by Local Fiber, and four strands reserved for future use by Local Fiber. The additional fibers are conditioned upon Local Fiber providing the third-party network access to twenty buildings in the Manhattan market. The total fiber provided for current and future use to Local Fiber are 384 fiber miles. The initial term of the agreement is for twelve years with an option to renew, at no cost, for fifteen additional years.

      The grant of the right to use the fiber optic cable and the continuation of such right is subject to Local Fiber having arranged for $2,000,000 in financing by December 31, 1997. The requirement will be met upon closing the Acquisition Transaction. The License terminates in the event Local Fiber is dissolved, involved in an act of bankruptcy, the appointment of a receiver (or similar custodian) or becomes insolvent.

      Local Fiber must pay its own costs of establishing its own connections to the cable and all other charges directly related to its own business and must reimburse third-party for any costs it incurs under the direction of the Company.

      In the event Local Fiber requires additional fiber optic capacity on the third-party network, such third party is required to provide such capacity at a monthly rate equivalent to the lowest monthly rate then charged to any other customer on the network.

      The usage agreement requires no monthly fees payable to the third-party In exchange for the use of the 384 fiber mile network Local Fiber at its sole cost is required to construct additional network for the third-party and provide 10% carried membership interest in Local Fiber LLC. The Network addition, shall consist of sixteen fibers constructed from the third-party backbone network to each of twenty buildings within the Manhattan area and construction of a four inch conduit with placement of two interducts and sixteen fibers to each buildings point of demarcation. The license agreement provides that Local Fiber shall have the right to use 50% of the additional network.

Related Transactions

      Local Fiber, LLC, and FiberNet Equal Access, LLC are required under their respective financing agreements to execute General Service Agreements with Lucent Technologies to provide network equipment and construction activities. Petrocelli Communication Company, is an approved contractor for Lucent Technologies and has performed previous sub-contracting work of this company and other FiberNet Companies. Petrocelli Communications Corporation is negotiating with Lucent Technologies to sub-contract construction work relative to this project or may perform construction work directly for the FiberNet Telecom Companies.

      Santo Petrocelli, Sr., is Chairman, President and CEO of FiberNet Telecom. He is a director of National Abatement Corporation. In addition, he is President and CEO of Petrocelli Electric Company, Petrocelli Communications Company, SMFS, Inc. and Petrocelli Industries Incorporated. Mr. Petrocelli controls these companies.

      Landtel Telecommunications Group, Inc. has performed and will be retained to provide future consulting work for FiberNet Telecom, Inc. LTJ Group, Inc., a shareholder of the Company and Landtel Telecommunications Group, Inc. are owned and or controlled by the same parties.

      Mr.  Lawrence Polan, is a Vice president and  CFO  for  the
FiberNet Companies. He is also Vice President and CFO for Petrocelli Electric Company, Petrocelli Communications Company and Petrocelli Industries Incorporated. In addition, he controls LPS Consultants, Inc.

      The Company is expected to have extensive continuing relationships with the Petrocelli Companies. Such relationships could involve conflicts of interest and non-armslength dealings, however, management believes that the terms and conditions of such dealings will be fair and reasonable to the Company and based upon terms that would be no less beneficial than could be negotiated with unrelated parties.

                     Regulatory Environment

Telecommunications Art of 1996

      The 1996 Telecommunications Act was enacted in February, 1996. The legislation is intended to promote competition and reduce regulation in order to secure lower prices and higher quality services for consumers and encourage the rapid deployment of new telecommunications technologies. The legislation opens the local, long distance and cable television service markets to full competition, strikes down most state and local barriers to competition in local markets, and removes restrictions or limitations on the lines of business that the Bell operating companies may enter. In short, the legislation allows competition in more telecommunication services and allows more companies to compete in more telecommunication markets. Many new rights enjoyed by the RBOC's under the new law are contingent upon their ability to foster competition in their local markets. One key will be to work out interconnection arrangements between themselves and the independent local telephone service providers. The following table outlines the RBOC's interconnection obligations under the Telecommunications Act of 1996:

Issue                         Obligation

Resale                    RBOC's must offer at  wholesale  prices
			  any service provided at retail rates to customers, who are not telecommunications carriers.

Number portability        Incumbent telco's must provide, to  the
                    extent technically feasible, facilities allowing customers to retain their phone numbers when switching local phone companies.

Dialing parity             Must  be  provided  to  all  competing
                    providers of local and long distance service (as well as access to telephone numbers, operator services, directory assistance, & listings) with no unreasonable delays.

Access to rights of way    Provide  competitors  with  reasonable
                    access to poles, ducts, conduits, & rights of way.

Reciprocal compensation   RBOC's  must enter into agreements  for
                    the origination and termination of calls.

Unbundled access          Incumbents  must make network  elements
                    available to competitors on an individual basis to enable competitors to purchase only what they need.

       Under   the   new  law,  the  FCC  has  a   checklist   of
responsibilities that the RBOC's must comply before being allowed to offer in region long distance services.

Whom does the legislation effect?

      Every residential and business user of communications will be affected by the legislation. More and diverse kinds of telecom providers will be pursuing consumers and selling their products and offerings to all market segments.

      Every company in the communications industry, whether telephony, cable TV or broadcasting, will be affected. Service providers in the business will find more markets to enter, more potential partners to team with and more competitors to sell against.

How will the legislation affect users and companies in the Business?

       Telecommunications users, residential customers, and business users of all sizes can expect increased choice. Users will find one stop shopping options, as well as new specialized service offerings from an array of providers. The challenge for users will be to decide which services and features are most important to them and then identify the provider that can best serve those needs. With this in mind providers will have to differentiate themselves by emphasizing strengths they can offer, such as diversity through suppliers, back up protection through redundancy, or simplicity through streamlined service ordering.

                            Glossary


      Access charges - Fees paid by long distance carriers to local exchange carriers for originating and terminating long distance calls on their local networks.

      Address - A unique identifier assigned to networks and stations so that each device can separately designated to receive and reply to messages.

      Administration Point - A location at which communication circuits are administered; that is, rearranged or rerouted by means of cross connections, interconnections, or information outlets.

      Administration  Subsystem  -  A  subsystem  that  ties  the horizontal  subsystem  on  each floor  to  the  backbone  (riser)
subsystem.   It  provides maximum flexibility when administrating
workstation changes and rearrangements.

      Backbone - Cable to which two or more workstations or networks may be attached.

      Backbone  /Riser  Closet  -  See  Riser  Telecommunications
Closet.

      Backbone /Riser Subsystem - A subsystem which contains  the
primary   circuit  that  connects  satellite  closets   to   main
administration points in the equipment room.

      Building  Distribution Frame (BDF) -  A  term  for:   where
campus backbone cable enters a building and is terminated, where a riser backbone cable starts to be terminated on floors above, or a station termination point.

      Building Entrance Area - The area inside a building where cables enter and are connected to riser backbone cables and where electrical protection is provided. The network interface, as well as the protectors and other distribution components for the Campus Backbone Subsystem, may be located here.

      Campus Backbone Cable - The communications cable that is part of the Campus Backbone Subsystem and runs between buildings. There are four methods of installing campus backbone cable: in-conduit (in underground conduits), direct-buried (in trenches), aerial (on poles), and in-tunnel (in steam tunnels).

      Campus  Cable Entrance - The point at which Campus Backbone
Subsystem cabling (aerial, direct-buried, or underground) enters a building.

      Central Offices - The central switching facilities of the local exchange carriers.

      Ceiling Distribution System - Distribution systems that use the space between a suspended or false ceiling and the structural
floor  of  the  story above for housing cable.   Methods  include
zone, poke-though, conduit, and raceway.

     Cellular Floor Method - A floor distribution method in which
cables  pass  through  floor  cells,  constructed  of  steel   or
concrete, that provide a ready-made raceway for distributing power and communications cables.

      Center  Office  Local Area Network (COLAN)  -  A  LAN  data
switching   system  typically  located  at  the  local  telephone
company's central office and used for providing advanced features or services to customers.

      Circuit - A two way communication path between electronic devices.

      Closet - Location for hardware, conduits, power panels, and electronic, such as multiplexes and concentrators.

     Collocation - The ability of a CAP to connect its network to the local exchange carrier's central office. Physical collocation occurs when a CAP places its network connection equipment inside the LEC's central offices. Virtual collocation, an alternative to physical collocation, exists when the LEC allows a CAP to connect its network to the LEC's central offices at competitive prices, even though the CAP's network connection equipment is not physically located inside the central offices.

      Competitive Access Provider (CAP) - A company that provides private line local transport and special access telecommunication services, as an alternative to the local exchange carrier.

      Composite Cable - A cable construction technique that combines multiple cables or media in a single overjacket.

     Conduit - A pipe, usually metal, that runs underground, from floor to floor, or along a floor or ceiling to protect cables. In the Riser Backbone Subsystem, when riser telecommunications closets are not aligned, conduit is used to protect cable and provide the means for pulling cable from floor to floor. In the Horizontal Subsystem, conduit may be used between a telecommunications closet and information outlet in an office or other room. Conduit is also used for in-conduit campus distribution, where it is run underground between buildings and intermediate manholes and is made of plastic encased in concrete Multiduct, clay-tile conduit may also be used.

     Cross Connect - A component where communication circuits are administered (that is, added or rearranged using jumper wire or patch cords). In 110 Connector Systems, CCW-F Hook-Up Wire or patch cords are used to make circuit connections. In fiber optic connectors systems, fiber optic patch cords are used. The cross connect is located in an equipment room or telecommunication closet.

      Cross Connect Field - Copper wire or fiber terminations grouped to provide cross-connect capability. The groups are identified by color-coded sections of backboards mounted on the wall in equipment rooms or telecommunications closets, or by designation strips or labels placed on the wiring block or unit. The color coding identifies the type of circuit that terminates at the field.
      Data Circuit - IBM refers to the multistation access unit's (MAU's) port connector as a "data connector." Also called media interface connector (MIC).

      Dedicated Lines - Telecommunication lines used exclusively for use by particular customers along predetermined routes.

      Digital - A method of storing, processing and transmitting data through the use of electronic or optical pulses that represent the binary digits 0 and 1. Digital transmission and switching technologies utilize a sequence of electronic pulses to represent information as opposed to a continuous analog signal.

      Diverse Routing - A network configuration in which signals are carried simultaneously along two separate paths so that in the event a cable is cut, communications traffic can continue uninterrupted, along the second path, to its ultimate destination.

      DS-0, DS-1, DS-3 - Standard telecommunications industry digital signal formats, distinguishable by bit rate. DS-0 service has a bit rate of 64 kilobits per second. DS-1 service has a bit rate of 1.544 megabits per second and DS-3 service has a bit rate of 45 megabits per second.

      Ducts  -  The  main feeder channels in which  communication
cable  is routed between buildings in a campus environment.   See
also Campus Backbone Cable.

      Equipment Room - The room in which voice and data common equipment is housed, protected, and maintained, and where circuit administration is done using the trunk and distribution cross connects.

      Equipment Subsystem - A subsystem that connects the systems common equipment to the administration subsystem in the equipment room.

      Fault Management - One of five categories of network management defined by the International Standards Organization
(ISO).  Detects, isolates, and corrects network faults.

      Fault Tolerance - The ability of a system to perform  fault
management  and  continue  operating  in  the  event  of   system
failures.

      FCC  -  Federal Communications Commission, a United  States
governmental     agency    which    regulates    the     national
telecommunications industry.

      Fiber mile - The number of route miles installed along a telecommunications network, multiplied by the number of fibers along that path. See "Route mile".

      Fiber Optic building Cable - A fiber optic cable in which individual optical fibers are stranded around central members.
For indoor use.

      Fiber Optic Cable - A transmission medium consisting of a core of glass or plastic surrounded by a protective cladding, strengthening material, and outer jacket. Signals are transmitted as light pulses, introduced into the fiber by a light transmitter (either a laser or light-emitting diode). Some of the advantages offered by fiber optic cable are low data loss, high-speed transmission, large bandwidth, small physical size, light weight, and freedom from electromagnetic interference and grounding problems. Fiber common types are single, dual, quad, LIGHTPACK, and ribbon.

      Fiber Optic Cross Connection - Fiber optic apparatus for terminating cable in couplings. Designed for high-density cross-connections fields, the apparatus can terminated up to 72 fibers on each shelf, with up to nine shelves in a bay frame. Single shelves can also be wall mounted. Cross connections are handled with fiber optic patch cords.

      Fiber Optic interconnect - An interconnection unit used for circuit administration and built from modular cabinets. It provides interconnection for individual optical fibers but, unlike the fiber optic cross-connect panel, it does not use patch cords or jumpers. The fiber optic interconnect provides some capability for routing and rerouting circuits, but is usually used where circuit rearrangements are infrequent.

      File Server - A computer that stores data centrally for network users and manages access to that data. File servers can be dedicated so that no processes other than network management can be executed while the network is available, or non-dedicated so that standard user applications can be run while the network is available.

     Frame - A metallic structure for hanging switch hardware.

      Gateway - A device connecting two or more networks that may use different protocols and media. Gateways can connect locally or over wide areas.

      Horizontal Subsystem - The part of a premises distribution system installed on one floor that includes the cabling and distribution components connecting the Riser Backbone Subsystem to the information outlet via cross-connect components of the Administration Subsystem.

     Information Outlet (IO) - A connecting device designed for a fixed location (usually a wall or floor in an office) on which horizontal cable pairs terminate and which receives an inserted plug. It is an administration point located between the Horizontal Subsystem and the Work Area Subsystem. Although such devises are also referred to as "phone jacks" the term "information outlet" encompasses the integration of voice, data, and other communication services that can be supported via premises distribution system.

     Inside Wire - Telecommunication wiring not maintained by the local exchange carrier.

      Interconnection Decisions - Rulings announced by the FCC in September of 1992, which required the Bell operating companies and other local exchange carriers to provide interconnection in local exchange carrier's central offices to any CAP, long distance carrier or end user seeking interconnection to provide interstate special access services. The decisions also propose similar interconnection and price unbundling for switched access services.
      Jumper Wire - A short length of connected copper wire used to route a circuit by linking two cross-connect termination points.

      Long distance carriers - Providers of telecommunications services between local exchanges on an interstate or intrastate basis.

      Local exchange - A geographic area, determined by the state's telecommunications regulatory authority, within which calls are transmitted without toll charges to the calling or called party.

      Local Exchange Carrier (LEC) - A company providing local telephone services.

     Multiplexing - An electronic or optic process that creates a high speed line through the aggregation several lower speed transmission lines. This is accomplished by frequency division - splitting the total available bandwidth into narrower bands, or time division - allotting a common channel to several different transmitting devices one at a time in sequence.

      Network - A group or system of electrical components connected to function in a specific way.

      Network Interface - The point of interconnection between building communications wiring and outside communications lines
(telephone company facilities).

     Network Systems Integration - The process by which a turnkey telecommunications network is created including: (i) route and site selection and obtaining rights of way and legal authorizations to install the network; (ii) design and engineering of the system; and (iii) project and construction management.

      PBX (Private Branch Exchange) - A private switching system usually serving an organization, such as a business or government agency, and located on the customer's premises. It switches calls both inside a building or premises and outside to the telephone network, and can sometimes also provide access to a computer from a data terminal.

     Points of Presence - Locations where a long distance carrier has installed transmission equipment in a service area that serves as, or relays calls to, a network switching center of that long distance carrier.

      Port  -  The cable terminations in the equipment system  at
which   various   types  of  communication   devices,   switching
equipment, and other devices are connected to the transmission network.

      Premises Distribution System - The transmission network inside a building or group of buildings that connects various types of voice and data communication devises, switching equipment, and information management systems together, as well as to outside communication networks. It includes the cabling and distribution hardware components and facilities between the point where building wiring connects to the outside network lines, back to the voice and data terminals in the office or other work location. The system consists of all the transmission media and electronics, administration points, connectors, adapters, plugs, and support hardware between the building's side of the network interface and the terminal equipment required to make the system operational.

     Primary Ring - One of two rings of the dual counter-rotating ring architecture. This ring is designated as the "primary ring" because it is the default ring that single media access control
(SMAC) stations connect to unless instructed to do otherwise.

      Private Line - A private, dedicated telecommunications connection between different locations.

      Public switched network - The segment of a LEC's network available to all network users on a non-dedicated basis. Traffic along this segment of the network is switched at the LEC's central offices.

      Public Utility Commission (PUC) - A state regulatory agency that regulates utilities, including telephone companies providing intrastate service.

      Rack - A vertical or horizontal open support, usually made of aluminum or steel, that is attached to a ceiling or wall.
Cables are laid in and fastened to the rack.

      Requirements Survey - The systematic study of a building or campus of buildings to determine the needs for voice and data telecommunications equipment and distribution media.

       Riser Backbone Subsystem - The part of a premises distribution system that includes a main cable route and structure for supporting the cable from an equipment room (often in the building basement) to the upper floors, or along the same floor, where it is terminated on a cross connect in a riser telecommunications closet, at the network interface, or at distribution components of the Campus Backbone Subsystem. The Riser Backbone Subsystem usually extends from an equipment building, or along the same floor in a low-wide building. It is terminated on a cross connect in riser telecommunications closet, at the network interface, or on the distribution components of the Campus Backbone Subsystem.

      Riser Telecommunication Closet - The closet where riser backbone cable is terminated and cross connected to either horizontal cable or to other riser backbone cable. The riser telecommunications closet houses cross-connect facilities, and may contain auxiliary power supplies for terminal equipment located at the user work area.

      Route mile - The number of miles of the telecommunications path in which fiber optic cables are installed.

      Secondary Ring - One of the two rings of the dual counter-rotating ring architecture. Designated the "secondary" ring because single-medial access control (SMAC) stations connect in the default mode to the primary ring. The secondary ring is used for data transport by dual-media access control (DMAC) stations, SMAC stations command to move to the secondary ring, or in the case of ring wrap, by all stations.

     Service Entrance - See Campus Cable Entrance.

      Special access services - The lease of private, dedicated telecommunications lines along the network of a LEC or a CAP, which lines or circuits run to or from the long distance carrier POPs. Typical special access services include telecommunications lines running: (i) between POPs of a single long distance carrier; (ii) from one long distance carrier POP to the POP of another long distance carrier; or (iii) from an end user to its long distance carrier POP. Special access services do not require the use of switches.

      Switch - A network device that opens or closes circuits  or selects  circuits  or  paths to be used for the  transmission  of
data.   Switching  is  a process of connecting  circuits  from  a
transmission path between users.

      Switched traffic - Telecommunications traffic along the public switched network. The traffic is switched at the LEC's central offices.

      Telecommunications - The transmission and receptions of radio, electrical or optical signals over a network for the purpose of communication between two or more points.

       Telecommunications Closet - A room where cables are terminated on cross-connect fields, and where circuit administration takes place. There are two kinds of telecommunications closets: riser telecommunications closets and satellite telecommunications closets.

      Topology - The physical or electrical configuration of a local communications network (that is, the shape or arrangement of the system). The most common distribution system topologies are the bus, ring and star.

      Twisted Pair - Two insulated copper wires twisted together. The twists., or lays, are varied in length to reduce the potential for signal interference between pairs. In cables greater than 25 pairs, the twisted pairs are grouped and bound together in a common sheath. Twisted pair is the most common type of transmission media. Formerly referred to as Direct Inside Wire (DIW)

      Underground Distribution Method - The method of running cable underground between buildings in campus by going thorough a buried conduit call a dip.

                          EXHIBIT "C"



             AMENDMENT TO ARTICLES OF INCORPORATION

                    CERTIFICATE OF AMENDMENT
                             TO THE
                   ARTICLES OF INCORPORATION
                               OF
                  DESERT NATIVE DESIGNS, INC.


     Pursuant to the applicable provisions of the Nevada Business

Corporations Act, Desert Native Designs, Inc. (the "Corporation")

adopts  the  following Articles of Amendment to its  Articles  of

Incorporation:

     FIRST:  The present name of the Corporation is Desert Native

Designs, Inc.

     SECOND:   The  following  amendment  to  its  Articles  of

Incorporation  was  adopted  by the board  of  directors  and  by majority consent of shareholders of the Corporation in the manner prescribed by applicable law.

     The Article entitled ARTICLE I - NAME, is amended to read as follows:

                        ARTICLE I - NAME

     The name of the corporation shall be:

                  FiberNet Telecom Group, Inc.

     THIRD:  The Corporation has effectuated, effective with the commencement of business on Tuesday, November 25, 1997, a 3.5 for

1   forward  stock  split  as  to  its  shares  of  common  stock

outstanding  as  of  November  21,  1997,  which  increases   the

outstanding  shares  as  of that date from  1,000,000  shares  to

3,500,000  shares.   The  forward  split  shall  not  change  the

authorized capital stock of the Corporation.

     FOURTH:  The number of shares of the Corporation outstanding and  entitled  to  vote  at  the time of  the  adoption  of  said amendment was 1,000,000.

      FIFTH:  The number of shares voted for such amendments  was

925,700 (92.6%) and no shares were voted against such amendment.

     DATED this      day of November, 1997.



		          DESERT NATIVE DESIGNS, INC.


                          By: _______________________________
                              Jody St. Clair, President/Secretary

                          VERIFICATION

STATE OF UTAH            )
                         : ss.
COUNTY OF SALT LAKE      )

      The undersigned being first duly sworn, deposes and states:

that  the  undersigned is the President of Desert Native Designs,

Inc.,  that the undersigned has read the Certificate of Amendment and  knows  the  contents thereof and that the  same  contains  a truthful statement of the Amendment duly adopted by the board  of directors and stockholders of the Corporation.

                                        ________________________
					Jody St. Clair, President


STATE OF UTAH            )
                         : ss.
COUNTY OF SALT LAKE      )

      Before me the undersigned Notary Public in and for the said

County and State, personally appeared the President and Secretary of  Desert Native Designs, Inc., a Nevada corporation, and signed the  foregoing  Articles  of Amendment  as  their  own  free  and voluntary  acts and deeds pursuant to a corporate resolution  for the uses and purposes set forth.

      IN  WITNESS  WHEREOF,  I have set my  hand  and  seal  this day of November, 1997.


	                                   NOTARY PUBLIC
Notary Seal:

T65(a)amendart.dnd

                          EXHIBIT "D"


              CERTIFICATES OF DESIGNATION CREATING

             SERIES A AND SERIES B PREFERRED STOCK

                   CERTIFICATE OF DESIGNATION
                               OF
                  DESERT NATIVE DESIGNS, INC.

              Pursuant to Section 78.1955 of the
         General Corporation Law of the State of Nevada



        SERIES A CONVERTIBLE CUMULATIVE PREFERRED STOCK

      Desert  Native  Designs,  Inc., a Nevada  corporation  (the
"Corporation"),  hereby certifies that the  following  resolution
has   been  duly  adopted  by  the  Board  of  Directors  of  the
Corporation.

      RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of its Articles of Incorporation (the "Articles of Incorporation"), there is hereby created, out of the 5,000,000 shares of Preferred Stock, par value $0.001 per share, of the Corporation authorized in Article IV of the Articles of Incorporation (the "Preferred Stock"), a series of Preferred Stock of the Corporation consisting of 1,000,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional and other rights, and the following qualifications, limitations and restrictions:

1. Designation and Amount. This series of Preferred Stock shall be designated "Series A Convertible Cumulative Preferred Stock" and the authorized number of shares constituting such series shall be 1,000,000. The par value of the Series A Preferred Stock shall be $0.001 per share.

2.   Dividends

           (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefor and when, as and if declared by the Board of Directors, cumulative dividends at the rate of six percent (6%) per share per annum based on a liquidation value of $5.125 per share, and no more, payable to holders of record in cash, accruing, without interest thereon, from the initial date of issuance, and first payable in arrears, as soon as practicable after December 31, 1997, for the period  ending  December 31, 1997, and  thereafter  for  the period  ending  December 31st of each  year  that  any  such shares shall be outstanding. Such dividends on Series A Preferred Stock are prior and in preference to any declaration or payment of any distribution (as defined below) on any other outstanding shares of preferred stock or the common stock of this Corporation. Such dividends shall accrue on each share of Series A Preferred Stock from day to day from the date of initial issuance thereof whether or not earned or declared so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Series A Preferred Stock at the time outstanding, the deficiency shall (without interest thereon) be fully paid on, or declared and set apart for, such shares before any distribution shall be paid on, or declared and set apart for any other outstanding shares of preferred stock or common stock.

           (b) For purposes hereof, unless the context otherwise requires, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable upon shares of capital stock of the Corporation other than in common stock, or the purchase or redemption of shares of this Corporation (other than conversions set forth in Paragraph 2 below or repurchases of common stock held by employees or consultants of this Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

3.   Conversion

                (a)   At  any  time  after the  three  (3)  month
     anniversary of the initial issuance of the Series A Preferred Stock, the Corporation may, at the option of the Board of Directors, convert all or part of the outstanding shares of the Series A Preferred Stock at the conversion rate set forth in subparagraph (c) below, provided that the Corporation shall give written notice by mail, postage prepaid, to the holders of such stock to be converted at least ten (10) days prior to the date specified for conversion (the "Conversion Date"). Such notice shall be addressed to each such shareholder at the address of such holder appearing on the books of the Corporation or given by such holder to the Corporation for the purpose of notice, or if no such address appears or is so given, at the place where the principal office of the Corporation is located. Such notice shall state the Conversion Date, the Conversion Rate (as hereinafter defined), the number of shares of Series A Preferred Stock of such holders, to be converted and shall call upon such holder to surrender to the Corporation on the Conversion Date at the place designated in the notice such holder's converted stock. On or after the Conversion Date, each holder of shares of Series A Preferred Stock called for conversion shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive shares of the Corporation's common stock at the Conversion Rate. If less than all of the outstanding shares of Series A Preferred Stock, treated as one class, are to be converted, then the Corporation shall convert a pro rata portion from each holder of such stock according to the respective number of shares of such stock held by such holder.

                (b) At any time, on or after the three (3) month anniversary of the initial issuance of the Series A Preferred Stock, the holders of the outstanding shares of Series A Preferred Stock may, at their option, convert all or part of the outstanding shares of the Series A Preferred Stock at the Conversion Rate set forth in subparagraph (c) below, provided that the holders shall give written notice by mail, postage prepaid, to the Corporation of such stock to be converted at least ten (10) days prior to the Conversion Date. Such notice shall state the Conversion Date, the number of shares of Series A Preferred Stock of such holders to be converted and the agreement of such holders to surrender to the Corporation on the Conversion Date at the Corporation's principal place of business or such other place designated by the Corporation such holder's conversion stock. On or after the Conversion Date, each holder of shares of Series A Preferred Stock requesting conversion shall surrender the certificate evidencing such shares to the Corporation at the place designated by the Corporation and shall thereupon be entitled to received shares of common stock at the Conversion Rate.

                (c) The Series A Preferred Stock shall be converted at the rate of one share of the Corporation's common stock for each share of Series A Preferred Stock. At the time of conversion all accumulated and unpaid dividends to the Conversion Date shall be paid in cash, or at the option of the Corporation, in additional shares of its Common Stock at fair market value.

                (d) From and after the Conversion Date the holders of the shares of the Series A Preferred Stock called for conversion shall cease to have any rights as Series A
     Preferred stockholders of the Corporation.

               (e) There shall be no conversion of any shares of Preferred Stock of the Corporation where such action would be in violation of applicable law.

                (f) The shares of the Corporation's common stock issued in the conversion of Series A Preferred stock shall be restricted stock issued pursuant to an exemption from registration under the Securities Act of 1933. The recipient of said common stock shall make such representations as are required by the Corporation so as to qualify for said exemptions from registration.

                (g)  The Corporation undertakes, upon request  of
     at least a majority of the holders of the common stock issued upon conversion of at lease one-half of the Series A Preferred Stock, as soon as practicable thereafter, to use its best efforts to prepare and file a registration statement under the Securities Act of 1933 (the "Act") to register resale of said shares of common stock and to pursue the same with diligence to effectiveness. All costs and expenses associated with the preparation, filing and completion of such registration statement (other than brokers' commissions) shall be borne by the Company. The

     Company will also use its best efforts to qualify the shares for sale in various state as required by applicable law.

               (h) The number of shares of common stock issuable upon conversion of the Series A Preferred Stock shall be adjusted to reflect an equivalent number of shares, as required, to reflect any stock split or similar recapitalization of the Corporation's outstanding common stock.

                (i) The Corporation shall reserve and shall have at all times available the shares of common stock issuable upon conversion of the Series A Preferred Stock.

4.   Preferences on Liquidation

               (a)  Subject to Paragraph 8 below, in the event of
     any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series A Preferred Stock then outstanding, shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the Corporation's common stock, an amount equal to $5.125 per share, plus all accrued and unpaid dividends thereon to the date fixed for distribution. After setting apart or paying in full the preferential amounts due the holders of the Series A Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed exclusively to the holders of common stock, each such issued and outstanding share of common stock entitling the holder thereof to receive an equal proportion of said remaining assets. If upon liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of the Series A Preferred Stock the full amounts to which they respectively shall be entitled, the holders of such stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

                (b) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the Corporation shall, within ten (10) days after the date the Board of Directors approves such action, or within twenty (20) days prior to any shareholder's meeting called to approve such action, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series A Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the holders of shares of Series A Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Series A Preferred Stock of such material change. The Corporation shall not consummate any voluntary or involun tary liquidation, dissolution, or winding up of the Corporation before the expiration of twenty (20) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later; provided that any such twenty-day or ten-day period may be shortened upon the written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock.

                (c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of Series A Pre ferred Stock and the holders of shares of common stock (it being understood that with respect to the valuation of securities, the Corporation shall engage such appraiser as shall be approved by the holders of a majority of shares of the Corporation's outstanding Series A Preferred Stock).
     The Corporation shall, upon receipt of such appraiser s valuation, give prompt written notice to each holder of shares of Series A Preferred Stock of the appraiser's valuation.

5.        Voting Rights

     The holders of Series A Preferred Stock shall be entitled to one vote per share of Series A Preferred Stock outstanding as to all matters upon which shareholders of common stock are entitled to vote.

6.        Preemptive Rights.

      The  Series  A  Preferred Stock  is  not  entitled  to  any
preemptive   or subscription rights in respect of any  securities
of the Corporation.

7.        Status

      In case any outstanding shares of Series A Preferred Stock shall be converted, the shares so converted shall be deemed to be permanently canceled and shall not resume the status of authorized but unissued shares of Series A Preferred Stock.

8.        Ranking: Changes Affecting Series A

                (a) The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank senior to any of the

     Corporation's common stock and any other class or series of stock of the Corporation. The approval of the holders of a majority of the issued and outstanding shares of Series A Preferred Stock shall be required for the authorization or issuance of any shares of any class or series of stock of the Company, which is proposed to rank senior or on a parity with the Series A Preferred Stock.

                (b) So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not (i) alter or change any of the powers, preferences, privileges, or rights of the Series A Preferred Stock; or (ii) amend the provisions of this paragraph (8); or (iii) create any new class or series of shares having preferences prior to or being on a parity with the Series A Preferred Stock as to dividends or liquidations; in each case, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of outstanding shares of the Series A Preferred Stock, as to changes affecting the Series A Preferred Stock.

       IN  WITNESS  WHEREOF,  the  Corporation  has  caused  this
Certificate  of  Designation to be signed by  its  President  and
Secretary this      day of                  , 1997.

                                   DESERT NATIVE DESIGNS, INC.


                                   By: ________________________
                                        Jody St. Clair, President
					and Secretary

STATE OF UTAH            )
                         : ss.
COUNTY OF SALT LAKE      )

      On  this       day of          , 1997, personally  appeared
before me Jody St. Clair, President/Secretary of Desert Native Designs, Inc., the signer of the foregoing instrument, whose identity is personally known to me or proven on the basis of satisfactory evidence, who duly acknowledged to me that she voluntarily signed the document for its stated purpose on behalf of said corporation.

_____________________                  ________________________
Official Seal                           Notary Public

T65certdesg.dnd

                   CERTIFICATE OF DESIGNATION
                               OF
                  DESERT NATIVE DESIGNS, INC.

              Pursuant to Section 78.1955 of the
         General Corporation Law of the State of Nevada



                SERIES B VOTING PREFERRED STOCK

    Desert  Native  Designs,  Inc.,  a  Nevada  corporation  (the
"Corporation"),  hereby certifies that the  following  resolution
has   been  duly  adopted  by  the  Board  of  Directors  of  the
Corporation.

   RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of its Articles of Incorporation (the "Articles of Incorporation"), there is hereby created, out of the 5,000,000 shares of Preferred Stock, par value $0.001 per share, of the Corporation authorized in Article IV of the Articles of Incorporation (the "Preferred Stock"), a series of Preferred Stock of the Corporation consisting of 80,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional and other rights, and the following qualifications, limitations and restrictions:

   1. Designation and Amount. This series of Preferred Stock shall be designated "Series B Voting Preferred Stock" and the authorized number of shares constituting such series shall be 80,000. The par value of the Series B Preferred Stock shall be $0.001 per share.

   2. Dividends. The holders of Series B Voting Preferred Stock shall participate on an equal basis with holders of the Corporation's common stock as though each outstanding share of Series B Voting Preferred Stock was one share of outstanding common stock.

  3.  Preferences on Liquidation

       (a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series B Voting Preferred Stock then outstanding, shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the Corporation's common stock, but after payment to holders of Series A Preferred Stock, an amount equal to $1.00 per share. After setting apart or paying in full the preferential amounts due the holders of the Series A Preferred Stock and Series B Voting Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed exclusively to the holders of common stock, each such issued and outstanding share of common stock entitling the holder thereof to receive an equal proportion of said remaining assets. If upon liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of the Series B Voting Preferred Stock the full amounts to which they respectively shall be entitled, the holders of such stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

       (b) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the Corporation shall, within ten (10) days after the date the Board of Directors approves such action, or within twenty (20) days prior to any shareholder's meeting called to approve such action, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series B Voting Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the holders of shares of Series B Voting Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Series B Voting Preferred Stock of such material change. The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation before the expiration of twenty (20) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later; provided that any such twenty-day or ten-day period may be shortened upon the written consent of the holders of a majority of the outstanding shares of Series B Voting Preferred Stock.

       (c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of Series B Voting Pre ferred Stock and the holders of shares of common stock (it being understood that with respect to the valuation of securities, the Corporation shall engage such appraiser as shall be approved by the holders of a majority of shares of the Corporation's outstanding Series B Voting Preferred Stock). The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series B Voting Preferred Stock of the appraiser's valuation.
   4. Voting Rights. Except as otherwise required by law each outstanding share of Series B Voting Preferred Stock shall be entitled to 100 votes to be voted at any annual or special meeting of shareholders of the Corporation or may act by written consent of shareholders wherein the shares of Series B Voting Preferred Stock shall be entitled to 100 votes per share entitled to be voted or obtained on any matter.

  5. Other Rights. The holders of the Series B Voting Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation and there are no redemption, conversion or other rights relating to the Series B Voting Preferred Stock.

   6. Status. In case any outstanding shares of Series B Voting Preferred Stock shall be retired for any reason, the shares so retired shall be deemed to be permanently canceled and shall not resume the status of authorized but unissued shares of Series B Voting Preferred Stock.

   7. Ranking. The Series B Voting Preferred Stock shall, with respect to rights on liquidation, winding up and dissolution, rank senior to any of the Corporation's common stock, and with respect to dividend rights, be equivalent to the Corporation's common stock.

   8. Changes Affecting Series B. So long as any shares of Series B Voting Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least two-thirds of the shares of Series B Voting Stock outstanding, to alter or change any of the powers, preferences, privileges or rights of the Series B Voting Preferred Stock.

       IN  WITNESS  WHEREOF,  the  Corporation  has  caused  this
Certificate  of  Designation to be signed by  its  President  and
Secretary this      day of                  , 1997.

                              DESERT NATIVE DESIGNS, INC.



                              By:   ________________________
                                    Jody St. Clair, President
				    and Secretary

STATE OF UTAH            )
                         : ss.
COUNTY OF SALT LAKE      )

      On  this       day of          , 1997, personally  appeared
before me Jody St. Clair, President/Secretary of Desert Native Designs, Inc., the signer of the foregoing instrument, whose identity is personally known to me or proven on the basis of satisfactory evidence, who duly acknowledged to me that she voluntarily signed the document for its stated purpose on behalf of said corporation.


______________                         ___________________
Official Seal                           Notary Public




T65certdesb.dnd